UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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CAMDEN PROPERTY TRUST
(Name of Registrant as Specified in Its Charter)
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Camden Property Trust

2017 Proxy Statement
Notice of Annual Meeting of Shareholders

CAMDEN

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

When:	Friday, May 12, 2017 at 9:00 a.m. Central Time.

Where:	Camden Property Trust 11 Greenway Plaza, 25th Floor Houston, Texas 77046

Matters to be Voted on:
✓ Elect ten Trust Managers to hold office for a one-year term.
✓ Ratify Deloitte & Touche LLP as our independent registered public accounting firm for 2017.
✓ Hold an advisory vote on executive compensation.
✓ Hold an advisory vote on the frequency of future advisory votes on executive compensation.
✓ Act on any other matter which may properly come before the meeting.

Who Can Vote:	Shareholders who are holders of record of common shares at the close of business on March 15, 2017 will be entitled to vote at the annual meeting.

Contact:	Please contact Investor Relations at (800) 922-6336 or (713) 354-2787 with any questions.

By Order of the Board of Trust Managers,
/s/ Josh Lebar
Josh Lebar Senior Vice President-General Counsel and Secretary March 24, 2017

Important Notice Regarding Availability of Proxy Materials for our Annual Meeting of Shareholders to be held on May 12, 2017
The proxy statement and annual report to shareholders are available at www.proxyvote.com and in the Investors' section of our website at www.camdenliving.com under “SEC Filings”.

2017 Proxy Statement

TRUST MANAGERS’ LETTER TO SHAREHOLDERS	1
		Determination of Compensation	24
Q&A WITH LEAD INDEPENDENT TRUST MANAGER	2	Elements of Total Annual Direct Compensation	25
		2016 Compensation Decisions	32
PROXY SUMMARY	3	Policy Regarding Clawback of Compensation	32
Meeting Agenda and Voting Recommendations	3	Deferred Compensation Plans and Termination Payments	32
Trust Manager Nominee Highlights	4
Governance Highlights	4	Tax Consideration	33
2016 Business Highlights	5	Employment Agreements	33
Key Points on Our Executive Compensation Program	5	Compensation Policies and Practices Relating to Risk Management	33
Key Compensation Practices	7	Compensation Tables	35
GOVERNANCE OF THE COMPANY	8	Summary Compensation Table	35
Board Independence and Meetings	8	Grant of Plan Based Awards	37
Board Leadership Structure; Board Role in Risk Oversight	8	Employment Agreements	38
		Outstanding Equity Awards at Fiscal Year-End	38
Executive Sessions	10	Option Exercises and Shares Vested	40
Board Meetings and Board Committees	10	Non-Qualified Deferred Compensation	40
Consideration of Trust Manager Nominees	12	Potential Payments Upon Termination or Change in Control	41
Guidelines on Governance and Codes of Ethics	13
Communication With the Board	14	Equity Compensation Plans	44
Share Ownership Guidelines	14	PROPOSAL 1 - ELECTION OF TRUST MANAGERS	45
Short Selling and Hedging Prohibition	14	Required Vote	50
BOARD COMPENSATION	15	AUDIT COMMITTEE INFORMATION	51
EXECUTIVE OFFICERS	17	Report of the Audit Committee	51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18	Independent Registered Accounting Firm Fees	52
		Pre-Approval Policies and Procedures	53
EXECUTIVE COMPENSATION	21	PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	53
Compensation Committee Report	21
Compensation Committee Interlocks and Insider Participation	21	PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION	54

Compensation Discussion and Analysis Overview	22	PROPOSAL 4 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	55
Pay for Performance	22
Key Executive Compensation Performance Metrics of Achievement	23	INFORMATION ABOUT VOTING AND THE ANNUAL MEETING	56

Company's Compensation Philosophy	23	SHAREHOLDER PROPOSALS	59

The Board of Trust Managers of Camden Property Trust (the "Company" or "Camden") is soliciting proxies to be used at our annual meeting. The proxy materials are first being sent on or about March 24, 2017 to all shareholders of record as of March 15, 2017, which is the record date for the annual meeting. The complete mailing address of the Company's executive offices is 11 Greenway Plaza, Suite 2400, Houston, Texas 77046.

2017 Proxy Statement

A LETTER TO CAMDEN'S SHAREHOLDERS
from Our Board of Trust Managers

March 24, 2017

Dear Fellow Shareholders:

As Camden’s Board, we are committed to representing and protecting your interests by providing strategic oversight of the Company’s Executive Management team, with a focus on long-term value creation. We believe the Company’s strong balance sheet, sound strategic business plan, and solid operating performance are all key factors in the Company’s continued success.

Our Board is comprised of a highly-qualified and experienced group of leaders, with the founders of the Company, Ric Campo and Keith Oden, complementing our independent Trust Managers. Good corporate governance is vital to the Company and its shareholders, and we are committed to ensuring each of our Board members brings a strong balance of varying perspectives, capabilities, skill sets, diversity, and experience to their role. Our corporate governance policies provide that generally an independent Trust Manager will not be nominated for re-election as a Trust Manager following their 75th birthday. As a result of this policy, Lewis A. Levey and F. Gardner Parker will retire from the Board effective as of the time of the 2017 annual meeting of shareholders and Heather J. Brunner and Renu Khator were appointed to the Board effective January 13, 2017. Also, Kelvin R. Westbrook has been named as our Lead Independent Trust Manager effective January 1, 2017. We encourage you to review the qualifications and backgrounds of our current nominees for election to the Board beginning on page 45 of this proxy statement.

We appreciate and value your interest, investment and support. To the extent you have any thoughts, concerns or recommendations they can be addressed to:

Lead Independent Trust Manager
Camden Property Trust
11 Greenway Plaza, Suite 2400
Houston, TX 77046

Thank you for your confidence in us and your continued support of the Company.

Sincerely,

Camden’s Board of Trust Managers

Richard J. Campo	Lewis A. Levey	William F. Paulsen

Heather J. Brunner	William B. McGuire, Jr.	Frances Aldrich Sevilla-Sacasa

Scott S. Ingraham	D. Keith Oden	Steven A. Webster

Renu Khator	F. Gardner Parker	Kelvin R. Westbrook

2017 Proxy Statement 1

Q&A WITH OUR LEAD INDEPENDENT TRUST MANAGER

What do you see as the Board's role?

The primary role of the Board is to provide strategic oversight of the Company’s Executive Management team and its strategic business plan, while always representing the best interests of the Company’s shareholders. The Board reviews the Company’s strategic plans, assesses and monitors risks that might impact the Company, and oversees the establishment and maintenance of appropriate financial and internal controls. While assuring that the very positive culture of outstanding corporate governance is preserved, we are focused on regular, strong performance-related metrics, always mindful of the long-term goals and objectives of the Company and its stakeholders.

What is the role as the Lead Independent Trust Manager?

A comprehensive list of the duties and responsibilities for this role is provided in the Company’s Guidelines on Governance, as well as on page 11 of this proxy statement. The Lead Independent Trust Manager serves as the principal liaison between the Company’s Chairman of the Board/CEO and our independent Trust Managers, and presides at any meetings at which the Chairman is not present (including regular Executive Sessions of independent Trust Managers). In an effort to maintain a thoroughly engaged, high-performance Board, the Lead Independent Trust Manager takes a leadership role in identifying issues for the Board to consider and, working with the Chairman of the Board/CEO, establishes the agenda for each meeting; assuring that the Trust Managers have sufficient information, resources, background, and time to adequately discuss and review the various issues included in the agenda, or otherwise brought before the Board. I believe that it is important that the Lead Independent Trust Manager help maintain the appropriate balance between the Board’s involvement in longer-term strategy and the Company’s operations, which are charged to our Executive Management team. The Lead Independent Trust Manager takes the primary role in providing feedback to the Company’s Chairman of the Board/CEO with respect to any issues or discussions which may occur in Executive Session without the presence of the Executive Management Team. Camden is committed to effective shareholder communication and the Lead Independent Trust Manager serves as the primary contact for any shareholders wishing to communicate directly with the Board.

The Company’s Chief Executive Officer also serves as its Chairman of the Board. Do you believe that is an appropriate and effective structure for the Company?

We believe at the present time, combining the roles of Chairman and CEO, together with a strong Lead Independent Trust Manager, provides the appropriate leadership and oversight of the Company and facilitates the effective functioning of both the Board and the Executive Management team. The Board believes its responsibility to shareholders requires the Board retain the flexibility to determine the best leadership structure for the Company under any set of circumstances and personnel. By making decisions based on context, the Board is better able to make determinations in the best interests of shareholders, including those related to the Company’s Board leadership structure.
Any Closing Thoughts?
On behalf of the entire Board, I want to express our dedication to maintaining an open dialog with shareholders, soliciting and considering your input and comments, with a further commitment to enhance our corporate governance program as appropriate. We very much value your support and sincerely appreciate and thank you for the trust and confidence you have placed in us.

Sincerely,
Kelvin R. Westbrook
Lead Independent Trust Manager
Camden Property Trust

2017 Proxy Statement 2

PROXY SUMMARY
This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider in deciding how to vote. You should read the entire proxy statement carefully before voting.

MEETING AGENDA AND VOTING RECOMMENDATIONS

Item 1	Election of Trust Managers
	✓ The Board of Trust Managers recommends you vote FOR the election of these nominees.
Shareholders are being asked to elect 10 Trust Managers. The Company’s Trust Managers are elected for a term of one year by a majority of the votes cast. Additional information about each Trust Manager nominee and his or her qualifications may be found beginning on page 45.

				Committee Memberships
Name	Age	Trust Manager Since	Primary Occupation	Independent	A	C	N&G	E
Richard J. Campo	62	1993	Chairman of the Board and Chief Executive Officer (“CEO”) of the Company
Heather J. Brunner	48	2017	Chairwoman of the Board and CEO of WP Engine	✓
Scott S. Ingraham	63	1998	Private Investor and Strategic Advisor	✓	✓		✓
Renu Khator	61	2017	Chancellor of University of Houston System and President of University of Houston	✓
William B. McGuire, Jr.	72	2005	Private Investor	✓
D. Keith Oden	60	1993	President of the Company
William F. Paulsen	70	2005	Private Investor	✓				✓
Frances Aldrich Sevilla-Sacasa	61	2011	Private Investor	✓	✓
Steven A. Webster	65	1993	Co-Managing Partner and Co-CEO of Avista Capital Partners, L.P.	✓		✓
Kelvin R. Westbrook	61	2008	President and CEO of KRW Advisors, LLC	✓
A: Audit Committee C: Compensation Committee N&G: Nominating & Corporate Governance Committee E: Executive Committee Chair ✓ Member

Item 2	Ratification of Independent Registered Public Accounting Firm	Item 3	Advisory Vote to Approve Executive Compensation	Item 4	Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation
✓ The Audit Committee of the Board of Trust Managers recommends that you vote FOR this proposal.
We are asking shareholders to ratify the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm for 2017. Information on fees paid to Deloitte in 2015 and 2016 can be found on page 52.

✓ The Board of Trust Managers recommends that you vote FOR this proposal.

We are asking shareholders to vote, in an advisory manner, to approve the executive compensation of our Named Executive Officers as described in the sections titled “Compensation Discussion and Analysis” beginning on page 22, the 2016 Summary Compensation Table on page 35, the accompanying compensation tables and the related narrative disclosure.

✓ The Board of Trust Managers recommends that you vote FOR this proposal.

We are asking shareholders to vote, in an advisory manner, to approve having an annual advisory vote on the compensation of our Named Executive Officers.

2017 Proxy Statement 3

TRUST MANAGER NOMINEE HIGHLIGHTS

Our Trust Manager nominees bring a balance of experience and perspective. We believe our Board nominee demographic is positive and enhances our goal to develop a culture of strong corporate governance.

Additional Public Company Board Experience	Public CEO or Chairman of the Board Experience	Direct Real Estate Experience

INDEPENDENCE
80%	20%

GOVERNANCE HIGHLIGHTS

We are committed to good corporate governance to promote the long-term interests of shareholders, strengthen management accountability and help maintain public trust in the Company. The Governance section beginning on page 8 describes our governance framework, which includes the following highlights:

●	10 Trust Manager Nominees	●	Regular Trust Manager Performance Assessment
●	8 Independent Trust Manager Nominees	●	Independent Audit, Compensation, and Nominating and Corporate Governance Committees
●	Annual Election of Trust Managers by Majority Vote	●	Regular Executive Sessions of Independent Trust Managers
●	Trust Manager Retirement Following Their 75th Birthday	●	Risk Oversight by Full Board and Committees
●	Robust Trust Manager Nominee Selection Process	●	Anti-Hedging Policy
●	Lead Independent Trust Manager	●	Share Ownership Guidelines

2017 Proxy Statement 4

2016 BUSINESS HIGHLIGHTS

We have reshaped our portfolio over the past several years through strategic capital recycling and have experienced internal growth from our operating portfolio. We believe this has resulted in better operational efficiencies and overall Company performance. Our key 2016 performance achievements are as follows:

●	Funds From Operations (“FFO”) for the twelve months ended December 31, 2016 totaled $4.64 per diluted share or $425.5 million, our highest level as a public company.
●	2016 Same Property Net Operating Income (“NOI”) increased 4.8%, ahead of the midpoint of our original guidance, as adjusted for Board approved disposition activities, of 4.2%.
●
We completed construction on three communities with a total cost of $286.2 million, stabilized one of these communities and an additional three previously-completed consolidated communities and one previously completed unconsolidated operating community with a total aggregate cost of $359.7 million, and commenced construction on two new communities with a total budgeted cost of $195.0 million.

●
We disposed of 15 operating properties with an average age of 23 years, a retail center and approximately 19.6 acres of land, all located in Las Vegas, NV for gross proceeds of $630.0 million. We also sold one dual-phased property and six other operating properties with an average age of 24 years for gross proceeds of $523.4 million.

●
Fitch upgraded our senior unsecured debt rating from BBB+ and positive outlook to A- and stable outlook. Also, Moody's upgraded our senior unsecured debt rating from Baa1 and positive outlook to A3 and stable outlook.

●
We paid an annualized dividend of $3.00 per share, and also paid a special dividend of $4.25 per share consisting of gains on dispositions of properties. In the first quarter of 2017, the Board declared a first quarter 2017 dividend of $0.75 per common share, which maintains the Company’s prior quarterly dividend per share.

KEY POINTS ON OUR EXECUTIVE COMPENSATION PROGRAM

●
Our Named Executive Officers’ annual incentives are directly tied to the achievement of pre-established corporate and individual performance objectives. In 2016, payouts for our executives were 121% of target, displaying alignment with actual performance, as discussed in the section "Short-Term Incentives," beginning on page 26.

●
Each of our Named Executive Officers elected to receive 50% of their 2016 bonus in shares and the majority of their compensation opportunity is tied to share price growth, which we believe directly ties their financial interests with those of our shareholders.

2017 Proxy Statement 5

Return to Shareholders

The Company has delivered consistent positive return to shareholders over time as shown below:

Camden Total Shareholder Return

Total shareholder returns are presented as of December 31, 2016 and calculated assuming dividend reinvestment in our common shares.

The Company also has a long history of increasing annual distributions to shareholders, as shown below.

5 Year Annual Distribution History1

1 Annualized dividend rate based upon the dividends on a Camden common share approved by the Board for the applicable year (not when the dividend was actually paid) and excludes a special cash dividend of $4.25 per share paid on September 30, 2016 consisting of gains on dispositions of properties.

$1.6B2
Returned to Shareholders from 2012 through 2016

2 Includes a special cash dividend of $4.25 per common share paid to our common shareholders of record as of September 23, 2016.

2017 Proxy Statement 6

Directional Relationship Between Pay and Key Metrics

The following illustrates the directional relationship between Company performance, based on three of our key operating metrics (FFO, NOI and Net Debt/Adjusted EBITDA ratio), and the compensation of our CEO1.
1 See Summary Compensation Table at Page 35 for calculation.

KEY COMPENSATION PRACTICES

WHAT WE DO

✓ Subject a significant portion of our Named Executive Officers’ total pay to time-based vesting of equity awards to promote retention and tie the value of these awards to future Company share price performance

✓ Use pre-determined objectives to determine Named Executive Officer compensation
✓ Apply sizable share ownership guidelines for Named Executive Officers
✓ Prohibit Named Executive Officers from hedging their Company shares, which precludes entering into any derivative transaction on Company shares (e.g., short sale, forward, option, collar)
✓ In-depth review of CEO’s and other Named Executive Officers’ goals and performance by an independent Compensation Committee made up of members of the Company’s Board of Trust Managers
✓ Utilize an independent compensation consultant
✓ Subject cash incentives and equity awards to clawback and forfeiture provisions

2017 Proxy Statement 7

GOVERNANCE OF THE COMPANY
Board Independence and Meetings

The Board believes the purpose of corporate governance is to ensure Camden maximizes shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices the Board believes promote this purpose, are sound, and represent best practices. The Board continually reviews these governance practices, the rules and listing standards of the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission ("SEC") regulations, as well as best practices suggested by recognized governance authorities.
Currently, the Board has twelve members, ten of whom are nominated for election and two of whom are retiring. To determine which of its members are independent, the Board used the independence standards adopted by the NYSE for companies listed on the NYSE and also considered whether a Trust Manager had any other past or present relationships with the Company which created conflicts of interest or the appearance of conflicts of interest. The Board determined no Trust Manager, other than Richard J. Campo and D. Keith Oden, each of whom is employed by the Company, has any material relationship with the Company under the NYSE standards. As a result, the Company has a majority of independent Trust Managers on its Board as required by the listing requirements of the NYSE.
Board Leadership Structure; Board Role in Risk Oversight

Of the eight independent Trust Managers nominated for election at the annual meeting, four are currently serving or have served as a CEO and/or chairman of the board of public companies. With respect to the Company’s four other independent Trust Manager nominees, one was the founder and has been the CEO or senior executive of large media companies, one has been a senior executive of an international financial institution and has been the dean of a large public school of business administration, one is the CEO and Chairwoman of a privately-held technology company, and one is the Chancellor of a large public university system. Accordingly, we believe all of the Company’s independent Trust Manager nominees have demonstrated leadership in large enterprises and all are familiar with board processes. For additional information about the backgrounds and qualifications of the Trust Manager nominees, see “Proposal 1 - Election of Trust Managers” in this proxy statement.
The Board currently has three committees comprised solely of independent Trust Managers-Audit, Compensation, and Nominating and Corporate Governance-with each having a separate chair. Among various other duties set forth in the committee charters, (a) the Compensation Committee oversees the annual performance evaluation of the Company’s Chairman of the Board and CEO, President and other Named Executive Officers, (b) the Nominating and Corporate Governance Committee is responsible for succession planning and monitors Board performance and best practices in corporate governance and the composition of the Board and its committees, and (c) the Audit Committee oversees the accounting and financial reporting processes as well as legal, compliance and risk management matters. The chair of each of these committees is responsible for directing the work of the committee in fulfilling these responsibilities.
The entire Board is actively involved in overseeing risk management; however the Audit Committee charter provides for the Audit Committee to discuss with management guidelines and policies to govern the process by which risk assessment and risk management is handled, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Management regularly provides updates on risk management to the Audit Committee and the entire Board, and the Board regularly discusses the most significant market, credit, liquidity and operational risks the Company is facing. The Board also engages in regular discussions regarding risk management and related matters with the Company’s CEO, President, Chief Financial Officer, and other officers as the Board may deem appropriate.
In addition, each of the Board committees considers the risks within its area of responsibilities. For example, the Compensation Committee considers the risks which may be implicated by the executive compensation programs. We believe the leadership structure of the Board supports the Board’s effective oversight of risk management.
In accordance with the Company’s Bylaws and Guidelines on Governance, the Board is responsible for selecting the CEO and the Chairman of the Board. The Company’s Bylaws provide the Board will annually select the Chairman of the Board based upon such criteria as the Nominating and Corporate Governance Committee of the Board recommends and the

2017 Proxy Statement 8

Trust Managers believe to be in the best interests of the Company at a given point in time, and this process will include consideration of whether the roles of Chairman of the Board and CEO should be combined or separated based upon the Company’s needs and the strengths and talents of its executives at any given time.
Since the Company’s IPO in 1993, the Company’s Chairman of the Board has also served as its CEO. Over this period, Mr. Campo has held both of these positions, and Mr. Oden has served as President with responsibility for the management of the Company’s operations. Messrs. Campo and Oden are the Company’s co-founders and have partnered to lead the Company’s growth and success. Having Mr. Campo serve as both Chairman of the Board and CEO has eliminated the potential for confusion or duplication of efforts. The Company’s Guidelines on Governance have at all times required the appointment of a Lead Independent Trust Manager. We believe the Company has been well-served by this leadership structure and having one person serve as CEO and Chairman of the Board, coupled with a Lead Independent Trust Manager, is best for the Company and its shareholders.
Under the Company’s Bylaws and Guidelines on Governance, the Chairman of the Board is responsible for chairing Board meetings and annual shareholder meetings, setting the agendas for these meetings in consultation with the Lead Independent Trust Manager, and providing information to Board members in advance of each Board meeting and between Board meetings. Under the Company’s Guidelines on Governance, any Board member may recommend the inclusion of specific agenda items to the Chairman of the Board, the Lead Independent Trust Manager, or the appropriate committee chair and such recommendations will be accommodated to the extent practicable. Under the Company’s Guidelines on Governance, the Lead Independent Trust Manager is responsible for the following:

●	presiding at all meetings of the Board at which the Chairman of the Board is not present;
●
calling, developing the agenda for and presiding at executive sessions of the independent Trust Managers, and taking the lead role in communicating to the Chairman of the Board any feedback, as appropriate;

●	assisting in the recruitment of Board candidates;
●	serving as principal liaison between the independent Trust Managers and the Chairman of the Board;
●	communicating with Trust Managers between meetings when appropriate;
●	consulting with the Chairman of the Board regarding the information, agenda and schedules of the meetings of the Board;
●	monitoring the quality, quantity and timeliness of information sent to the Board;
●	working with committee chairs to ensure committee work is conducted at the committee level and reported to the Board;
●	facilitating the Board’s approval of the number and frequency of Board meetings, as well as meeting schedules to assure there is sufficient time for discussion of all agenda items;
●	recommending to the Chairman of the Board the retention of outside advisors and consultants who report directly to the Board on Board-wide issues;
●	being available, when appropriate, for consultation and direct communication with shareholders and other external constituencies, as needed; and
●	serving as a contact for shareholders wishing to communicate with the Board other than through the Chairman of the Board.

2017 Proxy Statement 9

Executive Sessions
Pursuant to the Company’s Guidelines on Governance, our independent Trust Managers have regularly scheduled executive sessions in which they meet without the presence of management or employee Trust Managers. These executive sessions typically occur before or after each regularly scheduled meeting of the Board. Any independent Trust Manager may request an additional executive session to be scheduled. The presiding Trust Manager over these executive sessions is the Lead Independent Trust Manager. We believe the responsibilities assigned to the Lead Independent Trust Manager are consistent with generally accepted requirements for a “countervailing governance structure” when a company does not have an independent board chairman.
We believe, in addition to fulfilling the Lead Independent Trust Manager responsibilities, the Trust Managers who have served as Lead Independent Trust Manager have made valuable contributions to the Company. The following have been among the most important contributions of the Lead Independent Trust Manager:

●
monitoring the performance of the Board and seeking to develop a high-performing Board by, for example, helping the Trust Managers reach consensus, keeping the Board focused on strategic decisions, taking steps to ensure all the Trust Managers are contributing to the work of the Board, and coordinating the work of the Board committees;

●	developing a productive relationship with the Chairman of the Board and CEO and ensuring effective communication between the Chairman of the Board and CEO and the Board; and
●	supporting effective shareholder communications.

On an annual basis, as part of the review of the Company’s corporate governance and succession planning, the Board (led by the Nominating and Corporate Governance Committee) evaluates the Board leadership structure to ensure it remains the optimal structure for the Company and its shareholders.
We recognize different board leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. We believe the Company’s current leadership structure-under which its CEO serves as Chairman of the Board, the Board committees (other than the Executive Committee) are chaired by, and all of the members are, independent Trust Managers, and a Lead Independent Trust Manager assumes specified responsibilities on behalf of the independent Trust Managers-remains the optimal board leadership structure for the Company and its shareholders.
Board Meetings and Board Committees

All of the Trust Managers attended 75% or more of meetings of the Board and the committees on which they served during 2016. We encourage all of our Trust Managers to attend the annual meeting and all of our Trust Managers were present at last year’s annual meeting.
The following table identifies each committee of the Board, its members during 2016, its key functions and the number of meetings held during 2016. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees satisfies the applicable independence requirements of applicable law, the SEC and NYSE. Each committee reviews its respective written charter on an annual basis.

2017 Proxy Statement 10

Committee	Key Responsibilities	Members	2016 Meetings
Camden Property Trust Board of Trust Managers	● Strategic oversight; ● Corporate governance; ● Shareholder advocacy; and ● Risk oversight	Chair: Richard J. Campo Independent Lead Trust Manager: Lewis A. Levey[1]	9
Audit Committee Report: Page 51 Charter last amended October 25, 2016
● Overseeing the integrity of the Company’s consolidated financial statements and its compliance with legal and regulatory requirements;
● Supervising the Company’s internal audit function;
● Overseeing the independent registered public accounting firm’s qualifications and independence and the performance of the Company’s independent registered public accounting firm;
● Appointing and replacing the independent registered public accounting firm, approving the engagement fee of such firm and pre-approving audit services and any permitted non-audit services; and
● Reviewing, as it deems appropriate, the adequacy of the Company’s systems of disclosure controls and internal controls regarding financial reporting and accounting.

During 2016, no member of the Audit Committee served on more than two other public company audit committees.
		Chair: Kelvin R. Westbrook [2] Members: ● Scott S. Ingraham ● Frances Aldrich Sevilla-Sacasa	5
Compensation Committee Report: Page 21 Charter last amended February 15, 2013	● Establishing the Company’s general compensation philosophy and overseeing the Company’s compensation programs and practices; ● Reviewing and approving corporate goals and objectives relevant to the compensation of Named Executive Officers, evaluating annually the performance of the Named Executive Officers in light of the goals and objectives, and determining the compensation level of each Named Executive Officer based on this evaluation; and ● Reviewing and approving any employment, severance and termination agreements or arrangements to be made with any Named Executive Officer.	Chair: William F. Paulsen Members: ● F. Gardner Parker [3] ● Steven A. Webster	2
Nominating and Corporate Governance Committee Charter last amended October 28, 2015	● Recommending new Trust Managers to serve on the Company's Board; ● Selecting the Trust Manager nominees for election at meetings of shareholders; ● Ensuring the Board and management are appropriately constituted to meet their fiduciary obligations to the Company’s shareholders and the Company; and ● Developing and implementing policies and processes regarding corporate governance matters, including the review, approval or ratification of any transactions between the Company and any Trust Manager or executive officer.	Chair: William B. McGuire, Jr. Members: ● Scott S. Ingraham ● Lewis A. Levey[1] ● F. Gardner Parker[3]	2
Executive Committee	● Approving the acquisition and disposal of investments and the execution of contracts and agreements, including those related to the borrowing of money, in instances where a full Board meeting is not possible or practical; and ● Exercising all other powers of the Trust Managers in instances where a full Board meeting is not possible or practical, except for those which require action by all Trust Managers or the independent Trust Managers under the Company’s declaration of trust or bylaws or under applicable law.	Chair: Richard J. Campo Members: ● William F. Paulsen ● Lewis A. Levey[1]	0

1 Mr. Levey will retire from the Board effective as of the time of the 2017 annual meeting of shareholders and Kelvin R. Westbrook was appointed as our Lead Independent Trust Manager effective January 1, 2017.
2 Mr. Westbrook is an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K, based on his expertise in accounting and financial management.
3 Mr. Parker will retire from the Board effective as of the time of the 2017 annual meeting of shareholders.

2017 Proxy Statement 11

Consideration of Trust Manager Nominees

Shareholder Nominees. The policy of the Nominating and Corporate Governance Committee is to consider all properly submitted shareholder nominations for candidates for membership on the Board. In evaluating such nominations, the Nominating and Corporate Governance Committee will seek to achieve a balance of knowledge, experience, and capability on the Board and to address the membership criteria described below under “Trust Manager Qualifications.” The Nominating and Corporate Governance Committee will apply the same criteria to all candidates it considers, including any candidates submitted by shareholders. Any shareholder nomination proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary Camden Property Trust 11 Greenway Plaza, Suite 2400 Houston, Texas 77046

In addition, the Company’s Bylaws permit nominations of Trust Managers at any annual meeting of shareholders by the Board or a committee of the Board or by a shareholder of record entitled to vote at the annual meeting. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and material required by the Company’s Bylaws to its corporate secretary at the address set forth above not less than 60 nor more than 90 days prior to the date of the applicable annual meeting. However, if the Company does not provide at least 70 days’ notice or prior public disclosure of the date of the annual meeting, the Company must receive notice from a shareholder no later than the close of business on the 10th day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. You may obtain a copy of the full text of the Bylaw provision by writing to the Company’s corporate secretary at the address set forth above. A copy of the Company’s Bylaws has been filed with the SEC as an exhibit to its Current Report on Form 8-K dated March 12, 2013.
Identifying and Evaluating Nominees. The Nominating and Corporate Governance Committee assesses whether any vacancies on the Board are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee intends to utilize a variety of methods for identifying and evaluating nominees for Trust Manager. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider all properly submitted shareholder nominations for candidates to the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee at a regularly scheduled meeting, which is generally the first meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the nomination of a Trust Manager candidate, such materials will be forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may also review materials provided by professional search firms or other parties, and/or utilize the findings or recommendations of a search committee composed of other Trust Managers, in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Nominating and Corporate Governance Committee will seek to achieve a balance of knowledge, experience and capability on the Board. The Nominating and Corporate Governance Committee followed these procedures as well as the criteria described below in connection with the appointment of Heather J. Brunner and Renu Khator as Trust Managers.
Trust Manager Qualifications. The Company’s Guidelines on Governance contain Board membership criteria which the Nominating and Corporate Governance Committee uses in evaluating nominees for a position on the Board. Under these criteria, a majority of the Board must be comprised of independent Trust Managers. The Nominating and Corporate Governance Committee works with the Board to determinate the appropriate characteristics, skills and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. Characteristics expected of each Trust Manager include integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee takes into account an understanding of the Company’s business, including real estate markets generally, the development, ownership,

2017 Proxy Statement 12

operation and financing of multifamily communities, and various matters applicable to real estate investing and operations. However, the Nominating and Corporate Governance Committee supports the unique perspective leaders from other industries can bring to the Company. The Nominating and Corporate Governance Committee also considers a number of other factors, including a general understanding of business operations, finance and other disciplines relevant to the success of a large publicly-traded company in today’s business environment, educational and professional background, personal accomplishment, and geographic, gender, age and ethnic diversity. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group which can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. The Nominating and Corporate Governance Committee evaluates each incumbent Trust Manager on an annual basis to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the Trust Manager’s contributions to the Board during his or her current term. See the discussion starting on page 45 for a description of the key qualifications of each nominee.

Limits on Service on Other Boards. In the Company’s Guidelines on Governance, the Board recognizes its members benefit from service on the boards of other companies. The Board encourages this service but also believes it is critical Trust Managers have the opportunity to dedicate sufficient time to their service on Camden’s Board. To this end, the Company’s Guidelines on Governance provide employee Trust Managers may not serve on more than two public company boards in addition to Camden’s Board. Neither of the Company’s two employee Trust Managers currently serve on other public company boards. Individuals who serve on five or more other public company boards will not normally be asked to join the Board and individuals who serve on more than two other public company audit committees will not normally be asked to join Camden’s Audit Committee unless, in any such case, the Board determines such simultaneous service would not impair the ability of such individual to effectively serve on Camden’s Board or Camden’s Audit Committee.
Term Limits; Retirement Age. Trust Managers hold office for one-year terms. The Company’s Guidelines on Governance provide, as a general matter, non-employee Trust Managers will not stand for election to a new term of service at any annual meeting following their 75th birthday. As a result of this practice, Messrs. Levey and Parker are retiring from the Board effective as of the time of the 2017 annual meeting of shareholders. The Board may approve exceptions to this practice when it believes it is in the Company’s interest to do so.
The Board does not believe it should establish term limits for Trust Manager service, instead preferring to rely upon the mandatory retirement age and the evaluation procedures described above as the primary methods of ensuring each Trust Manager continues to act in a manner consistent with the best interests of the Company, its shareholders, and the Board. The Board believes term limits have the disadvantage of losing the contribution of Trust Managers who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.
Guidelines on Governance and Codes of Ethics

The Board has adopted Guidelines on Governance to address significant corporate governance issues, which guidelines are available on the Investors' section of the Company’s website at www.camdenliving.com. These guidelines provide a framework for the Company’s corporate governance initiatives and cover a variety of topics, including the role of the Board, Board selection and composition, Board committees, Board operation and structure, Board orientation and evaluation, Board planning and oversight functions, and share ownership of certain officers. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to the Board any changes to the guidelines.
The Board has also adopted a Code of Business Conduct and Ethics, which is designed to help officers, Trust Managers and employees resolve ethical issues in an increasingly complex business environment, which code is available on the Investors' section of the Company’s website at www.camdenliving.com. It covers topics such as reporting unethical or illegal behavior, compliance with law, share trading, conflicts of interest, fair dealing, protection of the Company’s assets, disclosure of proprietary information, internal controls, personal community activities, business records, communication with external audiences, and obtaining assistance to help resolve ethical issues. The Company has also adopted a Code of Ethical Conduct for Senior Financial Officers, which is applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions.

2017 Proxy Statement 13

Communication With the Board

Any shareholder or interested party who wishes to communicate with the Board or any specific Trust Manager, including independent Trust Managers, may write to:

Lead Independent Trust Manager Camden Property Trust 11 Greenway Plaza, Suite 2400 Houston, Texas 77046

Depending on the subject matter, the Lead Independent Trust Manager will:

●
forward the communication to the Trust Manager or Trust Managers to whom it is addressed (for example, if the communication received deals with questions, concerns or complaints regarding compensation, it will be forwarded to the chair of the Compensation Committee for review);

●
forward to management if appropriate (for example, if the communication is a request for information about the Company or its operations or it is a share-related matter which does not appear to require direct attention by the Board or an individual Trust Manager); or

●	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
At each meeting of the Board, the Lead Independent Trust Manager will present a summary of all communications received since the last meeting of the Board and will make those communications available to any Trust Manager on request.
Share Ownership Guidelines
The Board has adopted a share ownership policy for Trust Managers and certain senior officers. The current share ownership policy for Trust Managers provides for a minimum beneficial ownership target of the Company’s common shares with a market value of $250,000 within three years of joining the Board. The current share ownership policy for senior officers provides for a minimum beneficial ownership target of the Company’s common shares, achieved with the lesser of a multiple of base salary or number of shares, within five years of becoming a senior officer, as follows:

Named Executive Officer	Annual Salary Multiple	Number of Shares
CEO President	6 times	40,500
Chief Operating Officer Chief Financial Officer Executive Vice President	4 times	22,900
Senior Vice President	3 times	13,200

Each Trust Manager and senior officer are currently in compliance with the applicable ownership target guidelines.
Short Selling and Hedging Prohibition

The Company’s Guidelines on Governance provide the Trust Managers and officers may not make “short sales” of any equity security of the Company. “Short sales” are defined as sales of securities the seller does not own at the time of the sale, or, if owned, securities that will not be delivered for a period longer than twenty days after the sale. In addition, Trust Managers and officers may not engage in transactions in derivatives of the Company’s equity securities, including hedging transactions.

2017 Proxy Statement 14

BOARD COMPENSATION
We use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board. In setting Board compensation, the Board considers the significant amount of time Trust Managers expend in fulfilling their duties as well as the skill level required by members of the Board.
For 2016, we paid each non-employee Trust Manager an annual fee of $55,000. A Trust Manager may elect to receive his or her annual fee in Camden shares. To the extent a Trust Manager elects to receive shares, the price used to determine the number of shares is two-thirds of our share price at the time the shares are issued (i.e., the value of the shares at the time of grant is 150% of the value of the cash the Trust Manager would have otherwise received). These shares will vest 25% on date of grant and 25% in each of the next three years, subject to accelerated vesting upon the Trust Manager reaching the age of 65 years. In addition, each non-employee Trust Manager receives fully-vested share awards with a market value of $100,000 on the date of grant upon his or her election to the Board and on each succeeding year he or she is reelected as a Trust Manager. In 2016, the following additional annual cash fees were paid:

Lead Independent Trust Manager	$25,000
Chair of the Audit Committee	$15,000
Chair of the Compensation Committee	$10,000
Chair of the Nominating and Corporate Governance Committee	$7,500
Member of the Audit Committee (other than the Chair)	$8,000
Member of the Compensation Committee (other than the Chair)	$2,500
Member of the Nominating and Corporate Governance Committee (other than the Chair)	$2,500
For each annual period after May 1, 2017, the Chair of the Compensation Committee will receive $12,500 and the Chair of the Nominating and Corporate Governance Committee will receive $8,750.
We also reimburse Trust Managers for travel expenses incurred in connection with their activities on the Company’s behalf.
Trust Managers may elect to defer payment of their cash compensation and/or share awards under our deferred compensation plan, the Camden Property Trust Non-Qualified Deferred Compensation Plan.
Director Compensation Table - Fiscal 2016
The table below summarizes the compensation the Company paid to each non-employee Trust Manager for 2016:

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Scott S. Ingraham	$10,500	$182,558	—	—	$193,058
Lewis A. Levey	27,500	182,558	—	—	210,058
William B. McGuire, Jr.	7,500	182,558	—	$108,429	298,487
F. Gardner Parker	5,000	182,558	—	—	187,558
William F. Paulsen	10,000	182,558	—	142,612	335,170
Frances Aldrich Sevilla-Sacasa	8,000	182,558	—	—	190,558
Steven A. Webster	2,500	182,558	—	—	185,058
Kelvin R. Westbrook	15,000	182,558	—	—	197,558

(1)
Richard J. Campo, Chairman of the Board and CEO, and D. Keith Oden, President, are not included in this table as they are employees and thus receive no additional compensation for their services as Trust Managers. The compensation received by Messrs. Campo and Oden as employees is shown in the Summary Compensation Table on page 35.

2017 Proxy Statement 15

(2)	This column reflects the annual cash fees paid in 2016 to the non-employee Trust Managers and for service on Board committees as described above.

(3)
The dollar amount reported is the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 10 to the audited consolidated financial statements for the year ended December 31, 2016 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

As of December 31, 2016, none of the non-employee Trust Managers held any vested or unvested ordinary share options and such persons held the following numbers of vested and unvested share awards, in each case related to Trust Manager annual fees:

Name	Vested Share Awards[1]	Unvested Share Awards
Scott S. Ingraham	34,858	1,847
Lewis A. Levey	22,804	—
William B. McGuire, Jr.	2,015	—
F. Gardner Parker	32,971	—
William F. Paulsen	14,284	—
Frances Aldrich Sevilla-Sacasa	10,449	1,847
Steven A. Webster	42,954	1,557
Kelvin R. Westbrook	17,254	1,847
1 Vested share awards represent the number of our common shares subject to equity awards granted to the Trust Manager that have vested. The payment of these shares may have been deferred by the Trust Manager pursuant to our deferred compensation plan.

(4)	The Company does not have a pension plan. There were no earnings on non-qualified deferred compensation for Trust Managers which were above-market or preferential.

(5)
Represents amounts paid pursuant to a defined post-retirement benefit plan relating to prior service with Summit Properties, Inc. for secretarial and computer-related services, and office facilities. These benefits are not provided with respect to, nor are they contingent upon, their respective service on the Board.

2017 Proxy Statement 16

EXECUTIVE OFFICERS

There are no family relationships among any of the Trust Managers or executive officers. No executive officer was selected as a result of any arrangement or understanding between that executive officer and any other person. All executive officers are elected annually by, and serve at the discretion of, the Board.
The Company’s current Named Executive Officers and their ages, current positions and recent business experience (all of which was with the Company) are as follows:

Name	Age	Position
Richard J. Campo	62	Chairman of the Board and CEO (May 1993-present)
D. Keith Oden	60	President (March 2008-present); President and Chief Operating Officer (May 1993-March 2008)
H. Malcolm Stewart	65	Chief Operating Officer (March 2008-present)
William W. Sengelmann	58	Executive Vice President-Real Estate Investments (December 2014-present); Senior Vice President - Real Estate Investments (March 2008-December 2014)
Alexander J. Jessett	42
Executive Vice President-Finance, Chief Financial Officer and Treasurer (December 2014-present); Senior Vice President, Chief Financial Officer and Treasurer (May 2013-December 2014); Senior Vice President - Finance and Treasurer (December 2009-May 2013)

2017 Proxy Statement 17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows how many shares were owned by the Trust Managers, nominees for Trust Manager and executive officers as of March 15, 2017, including shares such persons had a right to acquire within 60 days after March 15, 2017 through the exercise of vested options to purchase shares held in a rabbi trust, ordinary share options and through the exchange of units of limited partnership interest in the Company’s operating partnerships. The following table also shows how many shares were owned by beneficial owners of more than 5% of the Company’s common shares as of March 15, 2017. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below.

	Shares Beneficially Owned(2)(3)
Name and Address of Beneficial Owners (1)	Amount	Percent of Class(4)
The Vanguard Group, Inc.(5)	13,747,310	15.7%
BlackRock, Inc.(6)	9,640,110	11.0%
State Street Corporation (7)	4,422,983	5.0%
LaSalle Investment Management Securities (8)	4,368,210	5.0%
D. Keith Oden	1,095,292	1.2%
Richard J. Campo	1,065,942	1.2%
William B. McGuire, Jr.(9)	516,012	*
William F. Paulsen(10)	415,303	*
H. Malcolm Stewart(11)	392,845	*
Lewis A. Levey(12)	301,790	*
Scott S. Ingraham	150,539	*
Steven A. Webster	127,416	*
William W. Sengelmann	66,014	*
Alexander J. Jessett	41,847	*
F. Gardner Parker	19,400	*
Kelvin R. Westbrook	17,922	*
Frances Aldrich Sevilla-Sacasa	11,543	*
Renu Khator	407	*
Heather J. Brunner	407	*
All Trust Managers and executive officers as a group (15 persons)(13)	4,222,679	4.7%
*    Less than 1%

(1)
The address for Mses. Sevilla-Sacasa, Brunner, and Khator, and Messrs. McGuire, Paulsen, Levey, Ingraham, Webster, Parker, Westbrook, Oden, Campo, Stewart, Sengelmann, Jessett, is c/o Camden Property Trust, 11 Greenway Plaza, Suite 2400, Houston, Texas 77046.

(2)
These amounts include shares the following persons had a right to acquire within 60 days after March 15, 2017 through the exercise of vested options to purchase shares held in a rabbi trust, ordinary share options and through the exchange of units of limited partnership interest in the Company’s operating partnerships. Each partnership unit is exchangeable for one common share. Each option represents the right to receive one common share upon exercise. The Company may elect to pay cash instead of issuing shares upon a tender of units for exchange.

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	Vested Options Held in a Rabbi Trust	Other Vested Options	Units of Limited Partnership Interest
D. Keith Oden	655,041	40,171	—
Richard J. Campo	655,650	40,171	—
William B. McGuire, Jr.	—	—	414,803	(a)
William F. Paulsen	—	—	355,115
H. Malcolm Stewart	128,215	—	—
Lewis A. Levey	14,668	—	159,692	(b)
Scott S. Ingraham	80,291	—
Steven A. Webster	20,799	—	—
William W. Sengelmann	19,236	—	—
Alexander J. Jessett	—	—	—
F. Gardner Parker	6,585	—	—
Kelvin R. Westbrook	—	—	—
Frances Aldrich Sevilla-Sacasa	—	—	—
Renu Khator	—	—	—
Heather J. Brunner	—	—	—
All Trust Managers and executive officers as a group (15 persons)(13)	1,580,485	80,342	929,610

(a)	Includes 60,000 units held by a family limited partnership, and 354,803 units held in a trust of which Mr. McGuire is trustee.

(b)
Includes 100,018 units held by a family limited partnership of which Mr. Levey holds an approximate 99.5% limited partnership interest. Mr. Levey disclaims beneficial ownership of units held by the family limited partnership except to the extent of his pecuniary interest therein. Also includes 59,674 units held in a trust of which Mr. Levey is trustee.

(3)	The amounts exclude the following unvested share awards:

D. Keith Oden	81,308
Richard J. Campo	81,308
William B. McGuire, Jr.	—
William F. Paulsen	—
H. Malcolm Stewart	—
Lewis A. Levey	—
Scott S. Ingraham	753
Steven A. Webster	—
William W. Sengelmann	25,516
Alexander J. Jessett	23,949
F. Gardner Parker	—
Kelvin R. Westbrook	753
Frances Aldrich Sevilla-Sacasa	753
Renu Khator	—
Heather J. Brunner	—
All Trust Managers and executive officers as a group (15 persons)(13)	214,340

2017 Proxy Statement 19

(4)
On March 15, 2017, 2,961,214 common shares were held in the Company’s deferred benefit plans, and are treated as treasury shares for voting purposes; for purposes of calculating the percentage ownership of outstanding common shares in this proxy statement, these shares are not considered outstanding.

(5)
As reported in Amendment No. 14 to Schedule 13G filed with the SEC on February 9, 2017, The Vanguard Group, Inc. ("Vanguard") stated it possessed sole voting power over 180,676 shares, shared voting power over 114,931 shares, sole dispositive power over 13,561,311 shares and shared dispositive power over 185,999 shares. We believe these shares include the shares separately reported in Amendment No. 7 to Schedule 13G filed with the SEC on February 9, 2017, Vanguard Specialized Funds - Vanguard REIT Index Fund stating it possessed sole voting power over 6,634,507 shares. The Schedule 13G/A filed by Vanguard also states that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 47,368 shares as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 271,939 shares as a result of its serving as investment manager of Australian investment offerings. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)
As reported in Amendment No. 8 to Schedule 13G filed with the SEC on January 9, 2017, BlackRock, Inc. possessed sole voting power over 8,982,523 shares and sole dispositive power over 9,640,110 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(7)
As reported in Schedule 13G filed with the SEC on February 6, 2017, State Street Corporation possessed shared voting power over 4,422,983 shares and shared dispositive power of 4,422,983 shares. The address of State Street Corporation is One Lincoln Street, Boston, Massachusetts, 02111.

(8)
As reported in Schedule 13G filed with the SEC on February 10, 2017, LaSalle Investment Management Securities, LLC possessed sole voting power over 253,854 shares and sole dispositive power over 4,114,356 shares. The address of LaSalle Investment Management Securities, LLC is 100 East Pratt Street, Baltimore, Maryland, 21202.

(9)	Includes 100,202 shares held by a family trust.

(10)	Includes 21,700 shares held by Mr. Paulsen’s wife and 24,204 shares held by a related family foundation.

(11)
Includes 88,000 shares pledged by Mr. Stewart to a financial institution as security for a loan or other extension of credit to Mr. Stewart. Upon a default under the agreement governing such loan, such financial institution may sell the shares.

(12)
Includes 120,000 shares held by a family limited partnership of which Mr. Levey holds an approximate 99.5% limited partnership interest. Mr. Levey disclaims beneficial ownership of units held by the family limited partnership except to the extent of his pecuniary interest therein. Also includes 640 shares held in a trust of which Mr. Levey’s wife is trustee and 5,830 shares held in a trust of which Mr. Levey is trustee.

(13)	Shares and/or units beneficially owned by more than one individual have been counted only once for this purpose.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE

William F. Paulsen, Chair
F. Gardner Parker
Steven A. Webster

Compensation Committee Interlocks and Insider Participation

During 2016, the Compensation Committee consisted of William F. Paulsen, F. Gardner Parker, and Steven A. Webster. None of these persons has been an employee or officer of the Company nor has any relationship or affiliation with the Company requiring disclosure by the Company under rules of the SEC requiring disclosure of certain relationships and related person transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during all of 2016.

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Compensation Discussion and Analysis

Overview
This Compensation Discussion and Analysis describes the key principles and factors underlying our executive compensation policies for 2016 for the Company’s Named Executive Officers, who are:

●	Chairman of the Board and CEO, Richard J. Campo;

●	President, D. Keith Oden;

●	Chief Operating Officer, H. Malcolm Stewart;

●	Executive Vice President-Real Estate Investments, William W. Sengelmann; and

●	Executive Vice President-Finance, Chief Financial Officer and Treasurer, Alexander J. Jessett.

Our shareholders approved the Company’s executive compensation program at the 2016 annual meeting of shareholders by an approximate 95.6% affirmative vote. Based on this high level of support, the Compensation Committee did not change its general approach to executive compensation for 2016. The Compensation Committee will continue to consider the outcome of our say-on-pay proposals when making future compensation decisions for the Named Executive Officers.
Pay for Performance

“The compensation of our Named Executive Officers should be and is tied to those performance metrics we believe are most highly correlated to growth in long-term shareholder value.”
William F. Paulsen, Compensation Committee Chairman

At Camden, both the Board and our management team believe consistently strong operating results equate to long-term shareholder value creation. Approximately 87.8% of Mr. Campo’s total compensation as reported in the Summary Compensation Table, and approximately 85.0% of the total compensation as reported in the Summary Compensation Table for our other Named Executive Officers, for 2016 was not guaranteed but rather was tied directly to performance and/or the value of our shares, as depicted in the following pay mix charts.

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Key Executive Compensation Performance Metrics of Achievement1
It is our goal to set challenging, yet achievable, goals for our management team. The following displays key performance metric achievements used in the determination of compensation of our Named Executive Officers for 2016.

●	We consider FFO per share a key metric. In 2016, FFO per share was $4.64, ahead of the midpoint of our original guidance, as adjusted for Board approved disposition activities, of $4.46.
●
Same Property NOI growth illustrates our ability to grow in current markets. In 2016, Same Property NOI growth was 4.8%, outpacing the midpoint of our original guidance, as adjusted for Board approved disposition activities, of 4.2%.[2]

●	In an effort to maintain appropriate and manageable levels of debt, the Company utilizes the Net Debt/Adjusted EBITDA[3] Ratio as a key metric. In 2016, our ratio was 4.5x, down from 5.3x in 2015.
●
We are constantly assessing our properties and future growth opportunities. The performance of our individual properties is extremely important. As such, yields from stabilized new development projects are a key metric. In 2016, the yield on stabilized new development projects averaged 0.43% below pro forma yields.

1 A reconciliation of net income attributable to common shareholders to FFO, EPS and Adjusted EBITDA for the year ended December 31, 2016 is contained in the Company’s 2016 Annual Report on Form 10-K and/or in its earnings release furnished on a Current Report on Form 8-K filed on February 8, 2017.

2 The Company defines same property communities for 2016 as communities owned and stabilized since January 1, 2015 and defines NOI as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income to NOI and same property net operating income for the year ended December 31, 2016 is contained in the Company’s 2016 Annual Report on Form 10-K and in its earnings release furnished on a Current Report on Form 8-K filed on February 8, 2017.

3 Defined by the Company as the average notes payable less the average cash balance and short-term investments over the period ("Net Debt") to Adjusted EBITDA ("Adjusted EBITDA"). The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization ("EBITDA"), including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, net of tax, and income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions.

Company’s Compensation Philosophy
Executive Compensation Objectives.

●	Support the Company’s business strategy and business plan by clearly communicating what is expected of Named Executive Officers with respect to goals and results and by rewarding achievement;

●
Attract, motivate and retain Named Executive Officers who have the motivation, experience and skills necessary to lead the Company effectively and deliver on the Company’s profitability, growth and total return to shareholder objectives; and

●	Link management’s success in enhancing long-term shareholder value, given market conditions, with executive compensation.
Mix of Compensation Elements. When setting compensation, the Compensation Committee seeks to achieve a balance between:

●	Fixed and variable pay;

●	Short-term and long-term pay; and

●	Cash and equity.
As discussed above, the mix of executive compensation elements for the Named Executive Officers is heavily weighted toward variable compensation to align compensation with performance and shareholder value. In awarding annual

2017 Proxy Statement 23

incentives, the Compensation Committee sets financial and operating performance goals at the corporate level while holding each Named Executive Officer accountable for their level of success in attaining specific goals through individual performance assessment.
Determination of Compensation
Compensation Committee. Our executive compensation program is administered under the direction of the Compensation Committee of the Board. The Compensation Committee determines the compensation, including related terms of employment agreements, for each of the Named Executive Officers.
The Compensation Committee meets outside of the presence of management to discuss compensation decisions and matters relating to the development and implementation of compensation programs.
Except as otherwise noted in this Compensation Discussion and Analysis, decisions by the Compensation Committee are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee as well as analysis and input from, and comparable peer data provided by, the Compensation Committee’s independent compensation consultants.
Executive Officer Roles in Setting Compensation. Messrs. Campo and Oden make recommendations to the Compensation Committee based on the compensation philosophy and objectives set by the Compensation Committee as well as current business conditions. More specifically, for each Named Executive Officer, including themselves, Messrs. Campo and Oden review competitive market data and recommend to the Compensation Committee the performance measures and target goals, in each case for the review, discussion and approval of the Compensation Committee. For each Named Executive Officer other than themselves, Messrs. Campo and Oden also review the rationale and guidelines for compensation and annual share awards for the review, discussion and approval of the Compensation Committee. Messrs. Campo and Oden may attend meetings of the Compensation Committee at the request of the Compensation Committee chair, but do not attend executive sessions and do not participate in any Compensation Committee discussions relating to the final determination of their own compensation.
Competitive Considerations. The Company operates and recruits talent across diverse markets and makes each compensation decision in the context of the particular situation, including the individual’s specific roles, responsibilities, qualifications and experience. The Company takes into account information about the competitive market for executive talent, but because individual roles and experience levels vary among companies and Named Executive Officers, the Compensation Committee believes reviewing external compensation should be only one of a variety of bases for establishing compensation. Therefore, the Compensation Committee generally reviews information regarding competitive conditions from a variety of sources in making compensation decisions. These sources include reports of the Compensation Committee’s outside compensation consultant, Longnecker & Associates (“Longnecker”), industry studies and compensation surveys as well as publicly-available information regarding a peer group of public REITs listed and discussed below. In reviewing these studies and surveys, the Compensation Committee considers aggregate information only and does not focus on any particular company within these studies and surveys (other than the peer companies specified below).
Compensation Consultant. The Compensation Committee retained Longnecker, a consulting firm specializing in executive compensation and corporate governance, to provide advice on the Company’s executive compensation program for 2016. Neither Longnecker nor any of its affiliates provided any services to the Company or any of its affiliates during 2016 except: (i) advising the Compensation Committee with regards to Company goal setting; (ii) advising the Compensation Committee with respect to determining the membership of the Company’s 2016 Peer Group, as described below; and (iii) advising the Compensation Committee with respect to the amount and form of compensation for the Named Executive Officers, as described below. The Compensation Committee has assessed the independence of Longnecker and believes that its engagement of Longnecker raises no conflicts of interest with the Company or any of its Board members or executive officers.

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Company’s 2016 Peer Group. The Compensation Committee, with the advice of Longnecker, selected the companies identified in the chart below to make up the Company’s peer group considered by the Compensation Committee in making its executive compensation decisions for 2016. The Compensation Committee selected these companies because they were public, multifamily REITs that the Compensation Committee considered to be similar to the Company when taking the following factors into account (in the aggregate, with no one factor being determinative): engaged in business in the same markets as the Company, market capitalization, target markets, asset quality, financial structure and organization structure.

Camden Property Trust Peer Group
Apartment Investment and Management Co.	Essex Property Trust, Inc.
AvalonBay Communities, Inc.	Mid-America Apartment Communities, Inc.
Equity Residential	UDR, Inc.

Elements of Total Annual Direct Compensation
For the Named Executive Officers, we believe equity and performance-based compensation should be a higher percentage of total compensation than for other officers of the Company. We believe equity and performance-based compensation relate most directly to achievement of strategic and financial goals and to building shareholder value, and that the performance of Named Executive Officers has a strong and direct impact in achieving these goals.
In making decisions with respect to any element of a Named Executive Officer’s compensation, the Compensation Committee considers the total direct compensation which may be awarded to such officer, including salary, annual bonus, performance awards, and long-term incentive compensation. The Compensation Committee’s goal is to award compensation which is reasonable in relation to its compensation philosophy when all elements of potential compensation are considered.

Compensation Element	Purpose
Base Salary	Attract and retain high-performing leaders with a competitive level of fixed compensation that reflects responsibilities, experience, value to the Company, and demonstrated performance.
Annual Incentive	Motivate executives to achieve financial and non-financial key performance objectives.
Long-Term Equity Incentives	Align the interests of executives with shareholders by tying award values to long-term Company performance and promote retention and stability among the management team.

Base Salary
Salaries are determined by the Compensation Committee based on its subjective evaluation of a variety of factors, including:

●	the nature and responsibility of the position;

●	the impact, contribution, expertise, and experience of the individual Named Executive Officer;

●	the importance of retaining the individual along with the competitiveness of the market for the individual Named Executive Officer’s talent and services;

●	internal equity relative to compensation among the Company’s Named Executive Officers and external equity relative to compensation of Named Executive Officers in the peer group; and

●	the recommendations of Messrs. Campo and Oden.

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Merit-based increases to Named Executive Officers’ salaries are based on these factors as well as, with respect to Messrs. Campo and Oden, the achievement of Company-wide goals and, with respect to the other Named Executive Officers, the achievement of Company-wide goals as well as their individual goals which relate to their respective areas of responsibility. These goals are described in detail below under “Short-Term Incentives - Annual Bonus.”
2016 Increases. The Compensation Committee increased each Named Executive Officer’s annual base salary level by approximately three percent in 2016. The Compensation Committee determined that these modest increases were reasonable based on its review of salary levels for similar positions in the peer group of companies in order to maintain competitive salary levels for the Named Executive Officers.

Short-Term Incentives
Annual Bonus. The Compensation Committee has established a bonus targets, as a percentage of base salary, for each executive. The actual payout for each executive is based on Company and/or individual performance metrics, as discussed in detail below.
To more fully tie compensation to long-term performance, Named Executive Officers may elect to receive up to 50% of their annual bonuses in Camden shares. To the extent a Named Executive Officer elects to receive shares, the price used to determine the number of shares is two-thirds of our share price at the time the shares are issued (i.e., the value of the shares at the time of grant is 150% of the value of the cash portion of the annual bonus the Named Executive Officer would have otherwise received). Historically, most Named Executive Officers have elected to receive the maximum 50% in shares (and all of the Named Executive Officers elected to receive the maximum in shares for 2016), further aligning compensation with the creation of shareholder value over a longer term. The shares issued pursuant to these grants vest 25% on the grant date and 25% on February 15th of each of the next three years1.
1Subject to accelerated vesting upon recipient becoming Retirement Eligible (as defined in the Company’s 2011 Share Incentive Plan).

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The annual bonus process for the Named Executive Officers involves the following basic steps:

Step 1 Set Company Financial Goals
The Compensation Committee discusses recommendations for financial performance measures and performance ranges for the Company with the Chairman of the Board and CEO and the President, and then sets performance goals for the Company.

Step 2 Setting Other Performance Objectives
For Named Executive Officers other than Messrs. Campo and Oden, the Compensation Committee approves other performance objectives for the executive and his individual area of responsibility. These objectives take into account the recommendations of the Chairman of the Board and CEO and the President and are intended to account for performance beyond purely financial measures.

Step 3 Setting Weightings of Goals and Objectives
The Compensation Committee approves the weightings of the financial goals and other performance objectives to help incentivize a high level of performance by the individual executive. These weightings take into account the recommendations of the Chairman of the Board and CEO and the President. The Compensation Committee then approves bonus and long-term compensation based on the weighted average achievement of goals.

Step 4 Measuring Performance
After the end of the year, the Compensation Committee reviews actual performance against each of the financial goals and other performance objectives established at the outset of the year. In determining the extent to which the financial goals are met for a given period, the Compensation Committee exercises its judgment whether to reflect or exclude the impact of equity offerings, changes in accounting principles, and non-recurring, extraordinary, unusual or infrequently occurring events. Consistent with its philosophy that a higher percentage of the most senior Named Executive Officers’ compensation should be tied to Company performance measures, the higher the individual’s position, the more heavily the bonus opportunity is weighted by the Company’s performance.

	Messrs. Campo and Oden Mr. Stewart Messrs. Sengelmann and Jessett	100% Company performance 75% Company/25% Individual 50% Company/50% Individual
Step 5 Final Bonus Determination
The next step in the process is adjustment of the preliminary annual bonus amount to reflect the Compensation Committee’s determination of internal equity relative to compensation among the Company’s Named Executive Officers and external equity relative to compensation of Named Executive Officers of a peer group comprised of the companies described above under “Determination of Compensation-Compensation Consultant.” (page 24)

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Set forth below are the Company performance goals which were established for 2016 and utilized by the Compensation Committee to determine 2016 annual bonuses for the Named Executive Officers, along with the weightings assigned to each goal and the Company’s 2016 performance and achievement. These goals and weightings were also used by the Compensation Committee to determine performance awards and long-term compensation payments for the Named Executive Officers for 2016 as discussed in more detail below.

Performance Criteria		Weight	Performance	Achievement
FFO 30%	● Achieve FFO per share of $4.36 to $4.56(a)	30.0%	$4.64	150%

NOI 30%	● Achieve same property NOI growth of 3.20% to 5.20%(b)	30.0%	4.80%	130%

Net Debt/Adjusted EBITDA 25%	● Maintain annualized Net Debt/Adjusted EBITDA of 4.95x to 4.45x	25.0%	4.47x	146%

Developments/Acquisitions 15%	● Achieve the underwritten yields on developments/acquisitions(c)	15.0%	6.54%	0%
Based on the achievements and weightings described above, the Compensation Committee determined the overall achievement percentage of Company performance for 2016 was 121%.

(a)
A reconciliation of net income to FFO for the year ended December 31, 2016 is contained in the Company’s 2016 Annual Report on Form 10-K and in its earnings release furnished on a Current Report on Form 8-K filed on February 8, 2017.

(b)
The Company defines same property communities for 2016 as communities owned and stabilized since January 1, 2015 and defines NOI as total property income less property operating and maintenance expenses less real estate taxes. A reconciliation of net income to NOI and same property net operating income for the year ended December 31, 2016 is contained in the Company’s earnings release furnished on a Current Report on Form 8-K filed on February 8, 2017. For 2016, the Company’s same property NOI growth grew by 4.8% outpacing the midpoint of our original guidance, as adjusted for Board approved disposition activities.

(c)	Based on the following developments: Camden Flatirons, Camden Glendale, Camden Paces, Camden Chandler and Camden Southline. There were no acquisitions completed in 2016.

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For Messrs. Stewart, Sengelmann and Jessett, the goals and weightings were based on both corporate and individual performance. The following individual goals, with the weightings set forth below, were established for 2016 and utilized by the Compensation Committee, in conjunction with the achievement of the corporate goals discussed above, to determine the 2016 annual bonus and long term compensation payments:

Executive/Weightings	Metric	Weighting
	The achievement of same property NOI growth to be at least the fourth highest of the Company’s peer group.	25%
	The achievement of same store operating budgets.	20%
	The achievement of same property revenue growth in the top half of market competitors.	10%
	The completion of construction and facilities projects in accordance with the time schedule and budget.	15%
	The management of various Company strategic and business programs.	15%
	The achievement of departmental budgets.	5%
	The effectiveness in training, mentoring and developing management personnel.	5%
	The effectiveness in developing and promoting corporate culture to employees.	5%

William W. Sengelmann

Corporate
50%
Individual
50%

	The completion of developments at or above targeted yields and budgets.	30%
	The commencement of construction of budgeted new development projects.	15%
	The consummation of the targeted level of acquisitions.	5%
	The consummation of the targeted level of dispositions of non-core assets.	30%
	The addition of new projects to the development pipeline.	10%
	The achievement of departmental budgets.	5%
	The effectiveness in communicating corporate culture to employees.	5%

Alexander J. Jessett

Corporate
50%
Individual
50%

	The effectiveness in supervising financial reporting and forecasting and related functions, systems and personnel.	40%
	The effectiveness in managing the Company’s capital needs.	40%
	The effectiveness in managing the Company’s insurance function.	10%
	The effectiveness in overseeing the internal audit function.	5%
	The effectiveness in communicating Camden vision, strategy and culture to employees.	5%
The amounts of the annual bonus paid to each Named Executive Officer in the form of cash and share awards are set forth in the table below under “Total Compensation” in the columns under “Annual Bonus.” (page 32). In accordance with SEC rules, the portion of the annual bonus paid in cash is reported in the Summary Compensation Table (page 35) in the column under “Non-Equity Incentive Plan Compensation” for 2016, while the portion of the annual bonus paid in shares will be reported in the Summary Compensation Table in the proxy statement for the Company’s 2018 annual meeting in the column under “Stock Awards.”

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Performance Award. The compensation program provides for an additional award linked to corporate annual performance. The objective of the award program is to reward individuals for the achievement of specific corporate goals, which the Compensation Committee believes correlate closely with growth of long-term shareholder value. These goals are outlined on page 28 under Performance Criteria.
The Named Executive Officers are awarded notional common shares, which do not represent actual common shares, the number of which is based upon their position with the Company. The notional shares expire on the tenth anniversary of the date of grant. The holders of notional shares receive an annual cash payment equal to their number of notional shares multiplied by a percentage of the actual dividend rate declared during the year for holders of the Company’s common shares based on the achievement of these goals.
Based on the weighted achievement level of corporate goals under the performance award program being 121%, each of the Named Executive Officers received the following payments in 2016 under the Performance Award Program for performance in 2016:

Name	2016 Award(1)
Richard J. Campo	$526,350
D. Keith Oden	526,350
H. Malcolm Stewart	438,625
William W. Sengelmann	307,038
Alexander J. Jessett	307,038
(1) Includes a special cash dividend of $4.25 per common share.
These awards are reflected in the column entitled “Performance Award” of the Total Compensation Table (page 32), and are included in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table (page 35).
Long-Term Incentive Compensation
Purpose. The long-term incentive program provides annual awards in the form of share awards and/or share options, which vest over time. The objective of the program is to align compensation for the Named Executive Officers over a multi-year period directly with the interests of shareholders by motivating and rewarding creation and preservation of long-term shareholder value.
Equity-Based Awards. Share and option awards reward shareholder value creation in slightly different ways. Option awards (which have exercise prices equal to the fair market value of the Company’s common shares on the date of grant) reward the Named Executive Officers only if the share price increases from the date of grant. Share awards are impacted by all share price changes, so the value to the Named Executive Officers is affected by both increases and decreases in share price from the market price at the date of grant.
Reload Options. Pursuant to the Company’s 2002 Share Incentive Plan, upon the vesting of 20,000 or more options, the holder has the right to exercise some or all of their vested options by paying the exercise price with shares (the “Mature Shares”) which have been held by the holder for at least six months prior to the exercise date (the "Incentive Exchange Right"). Upon the exercise of options through this right, the holder will be deemed to have exchanged the Mature Shares for replacement shares without the requirement of tendering the Mature Shares to the Company, and will receive a number of additional shares from the Company equal to the total number of shares covered by the options minus the number of Mature Shares used to pay the exercise price for the options (the “Incentive Payment Shares”).

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Upon the exercise of this right, the holder receives a share grant by depositing with the Company 25% of the Incentive Payment Shares. Upon deposit of these shares, the Company grants to the holder a number of shares in an amount equal to 32.5% of the Incentive Payment Shares. The Incentive Payment Shares received from the Company are allocated between “Bonus Shares” and “Additional Bonus Shares” and are subject to time-based vesting as follows:

Allocation of Incentive Payment Shares		Vesting
Bonus Shares	19.25%	10% year 1 10% year 2 80% year 3
Additional Bonus Shares	80.75%	10% year 1 10% year 2 10% year 3 10% year 4 60% year 5
If a holder terminates his employment prior to the completion of these periods, the unvested portion of the Bonus Shares and the Additional Bonus Shares are forfeited.
Upon exercise of this right, the number of options as to which this right was exercised are “reloaded” and reissued to the holder, with these reissued options representing the right to purchase a number of shares equal to the number of options exercised less the number of Incentive Payment Shares. Upon being reloaded, each reload option again represents the right to purchase a share at an exercise price equal to the fair market value of the share on the date of the notice of exercise of the Incentive Exchange Right. The reloaded options are fully vested on the date of issuance and the exercise period is the lesser of (i) ten years or (ii) the term of the original option, beginning on the date of exercise of the options being reloaded. In 2016, Messrs. Campo and Oden exercised reload options and received additional shares upon such exercise and also received additional options upon such exercise. While this historical process continues for those participants that received options under the Company’s 2002 Share Incentive Program, it is important to note this is not currently an “on-going” process with regards to awards issued under the Company’s 2011 Share Incentive Plan, and will end no later than January, 2019.
Long-Term Compensation Awards. In February 2017, the Compensation Committee awarded, based on 2016 performance, share awards to each Named Executive Officer. In determining the level of each executive’s grant, the Compensation Committee also takes into account the executive’s position and scope of responsibility within the Company, the executive’s compensation relative to the Company’s other executives and competitive considerations, including the long-term incentive opportunities provided to similarly situated executives with the Company’s peer group.
As described above, each Named Executive Officer also elected to receive a portion of his annual bonus for 2016 in the form of a share award. The number of shares subject to each award is set forth below.

Name	Grant Date	Number of Shares	Award Type
Richard J. Campo[1]	2/3/17	12,695	Share Award
	2/3/17	12,044	Annual Bonus-Share Award
D. Keith Oden	2/3/17	12,695	Share Award
	2/3/17	12,044	Annual Bonus-Share Award
H. Malcolm Stewart[1]	2/3/17	9,203	Share Award
	2/3/17	8,758	Annual Bonus-Share Award
William W. Sengelmann	2/3/17	4,602	Share Award
	2/3/17	6,661	Annual Bonus-Share Award
Alexander J. Jessett	2/3/17	4,317	Share Award
	2/3/17	6,849	Annual Bonus-Share Award
1 Mr. Stewart’s unvested share awards vested in October, 2016, the date he became Retirement Eligible. None of the other Named Executive Officers are currently Retirement Eligible. Mr. Campo's unvested share awards will vest in August, 2019, the date he will become Retirement Eligible.

2017 Proxy Statement 31

Subject to the “Retirement Eligibility” designation provided for in the Company’s 2011 Share Incentive Plan which provides for accelerated vesting of share awards for those plan participants 65 years old and above with ten years of service, (i) share awards made in 2016 vest in three equal annual installments beginning on February 15th in the year following the year of grant; and (ii) annual bonus-share awards vest 25% immediately on the date of grant and 25% in three equal annual installments beginning on February 15th in the year following the year of grant. The grant date fair values of the annual bonus and other share awards granted in February 2017 will be included in the Summary Compensation and Grants of Plan-Based Awards tables in the proxy statement for the 2018 annual meeting of shareholders.
In February 2016, the Compensation Committee also approved annual bonus and share awards for each of the Named Executive Officers based on 2015 performance. These awards are described in the Company’s proxy statement for its 2016 annual meeting. Pursuant to SEC rules, the grant date fair values of the annual bonus and other share awards granted in February 2016 are included in the Summary Compensation and Grants of Plan-Based Awards tables below in this proxy statement as 2016 compensation.
2016 Compensation Decisions
The table below presents the 2016 compensation for each Named Executive Officer in the manner the Compensation Committee considers compensation for the Named Executive Officers, as explained below. This table differs from compensation reported in the 2016 Summary Compensation Table in that it reflects the value of our Named Executive Officers’ long-term equity incentive awards in the performance year for which they were earned, rather than the year in which they were granted (e.g., long-term compensation awards granted in February 2017 for 2016 performance are shown in the table below as 2016 compensation). While compensation reported in the 2016 Summary Compensation Table is useful, the disclosure rules of the SEC do not take into account the retrospective nature of our executive compensation program and therefore create a one-year lag between the value of our Named Executive Officers’ long-term compensation awards and the performance year for which they were earned (e.g., long-term equity incentive awards granted in February 2017 for 2016 performance will not, in accordance with the SEC’s rules, be shown in the Summary Compensation Table until our 2018 Proxy Statement as 2017 compensation). This table supplements, and does not replace, the 2016 Summary Compensation Table on page 35.

		Annual Bonus			Long-Term Compensation
Name	Salary	Cash Bonus	Share Award	Performance Award	Share Award	Total
Richard J. Campo	$517,734	$671,783	$1,007,721	$526,350	$1,062,191	$3,785,779
D. Keith Oden	517,734	671,783	1,007,721	526,350	1,062,191	3,785,779
H. Malcolm Stewart	438,455	488,500	732,782	438,625	770,015	2,868,377
William W. Sengelmann	337,653	371,500	557,326	307,038	385,049	1,958,566
Alexander J. Jessett	334,184	382,000	573,056	307,038	361,203	1,957,481
Policy Regarding Clawback of Compensation
The Company’s Guidelines on Governance provide if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by a Named Executive Officer, the Company may recover incentive compensation from such Named Executive Officer (including profits realized from the sale of the Company’s securities). In such a situation, the Board would exercise its business judgment to determine what action it believes is appropriate. Action may include recovery or cancellation of any bonus or incentive payments made to a Named Executive Officer on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results. These actions would be taken only if the Board determines such recovery or cancellation is appropriate due to intentional misconduct by the Named Executive Officer which resulted in performance targets being achieved which would not have been achieved absent such misconduct.
Deferred Compensation Plans and Termination Payments
Deferred Compensation Plans. The Company maintains a deferred compensation plan for the benefit of the Company’s officers, Trust Managers and other key employees in which the participant may elect to defer cash compensation and/or options or share awards granted under the Company’s share incentive plans. We believe that providing these individuals

2017 Proxy Statement 32

with the opportunity to defer compensation is a cost-effective way to permit them to receive the tax benefits associated with delaying the income tax event on the deferred amount, even though the related deduction for the Company is also deferred.
Termination and Change in Control Payments. Since the Company’s initial public offering in 1993, it has provided the Named Executive Officers with the ability to receive severance payments, plus, in some cases, a gross-up payment, if certain situations occur, such as termination without cause or a change in control. The objective of these benefits is to recruit and retain talent in a competitive market. Benefits which would be provided in connection with a change in control are also intended to motivate Named Executive Officers to remain with the Company through the transaction despite the uncertainty and dislocation which arises in the context of change in control situations. These potential payments are summarized below and more fully described under “Potential Payments Upon Termination” (page 41).
Perquisites and Other Personal Benefits. The Company does not provide material perquisites or other benefits to the Named Executive Officers. The Named Executive Officers participate in the Company’s 401(k) and other benefit plans on the same terms as other employees.
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the deductibility of compensation paid to certain of the Company’s Named Executive Officers. To qualify for deductibility under section 162(m), compensation in excess of $1,000,000 paid to the Named Executive Officers during any fiscal year generally must be “performance-based” compensation as determined under section 162(m). Compensation generally qualifies as “performance-based”, if among other requirements, it is payable only upon the attainment of goals based on pre-established, objective performance criteria which have been approved by shareholders, and the committee of the Board which establishes and certifies the attainment of such goals consists only of “outside directors” as defined in section 162(m).
The Compensation Committee’s policy is to take into account section 162(m) in establishing compensation of Named Executive Officers. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. From time to time, the Compensation Committee may therefore award compensation to Named Executive Officers which is not fully deductible if it determines such award is consistent with its philosophy and is in the Company’s and its shareholders’ best interests. In addition, the Company believes it qualifies as a REIT under the Code and is not subject to federal income taxes, meaning the payment of compensation which does not satisfy the requirements of section 162(m) should not have a material adverse consequence to the Company.
Employment Agreements
The Company enters into employment agreements with all of its Named Executive Officers. These employment agreements are more fully described below under “Employment Agreements” (page 38).
Compensation Policies and Practices Relating to Risk Management
The Compensation Committee conducts regular analytical reviews focusing on several key areas of the Company’s compensation program for the Company’s Named Executive Officers, including external market compensation data, pay mix, selection of performance metrics, goal setting process, and internal equity (compensation differences between individuals) on the payment of compensation. These reviews provided a process to consider if any of the Company’s current programs, practices or procedures regarding Named Executive Officer compensation should be altered to help ensure the Company maintains an appropriate balance between prudent business risk and resulting compensation.
As a result of this process, the Compensation Committee concluded that while a significant portion of the Company’s Named Executive Officer compensation program is performance-based, the program does not encourage excessive or unnecessary risk-taking and the Company’s policies and procedures largely achieved the appropriate balance between annual goals and the Company’s long-term financial success and growth. While risk-taking is a necessary part of growing a business, the Compensation Committee focuses on aligning the Company’s compensation policies with its long-term interests and avoiding short-term rewards for management decisions which could pose long-term risks to the Company, as follows:

●	Use of Long-Term Compensation. In general, more than half of total compensation is non-cash compensation in the form of long-term equity-based awards to more closely align the interests of the

2017 Proxy Statement 33

Company’s Named Executive Officers with those of the Company’s shareholders and to maximize retention insofar as equity-based awards are subject to time-based vesting, which is usually over a period of at least three years. This vesting period encourages Named Executive Officers to focus on sustaining the Company’s long-term performance. These grants are typically made annually, so officers generally have unvested awards which could decrease significantly in value if the Company’s business is not managed for the long-term.

●
Payment of Annual Bonuses in Shares. To more fully tie compensation to long-term performance, Named Executive Officers may elect to receive up to 50% of their annual bonuses in shares. To the extent a Named Executive Officer elects to receive shares, the price used to determine the number of shares is two-thirds of our share price at the time the shares are issued (i.e. the value of the shares at the time of grant is 150% of the value of the cash the Named Executive Officer would have otherwise received). These shares vest 25% on date of grant and 25% in each of the next three years subject to accelerated vesting when the holder reaches retirement eligibility at the age of 65 years and has met the service requirements in the Company’s 2011 Share Incentive Plan. Historically, most Named Executive Officers have tended to elect to receive the maximum 50% in shares, further aligning compensation with the creation of shareholder value. The Compensation Committee believes this helps to ensure each Named Executive Officer will have a significant amount of personal wealth tied to long-term holdings in the Company’s shares.

●
Share Ownership Guidelines. The Board has adopted a share ownership policy for the Named Executive Officers, which is described above under “Governance of the Company-Share Ownership Guidelines.” Each Named Executive Officer currently meets the applicable ownership target.

●
Use of Clawbacks. The Company’s Guidelines on Governance provide if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by a Named Executive Officer, the Company may recover incentive compensation from such Named Executive Officer (including profits realized from the sale of its securities), as described below under “Compensation Discussion and Analysis-Policy Regarding Clawback of Compensation.”

●
Performance Metrics. The Compensation Committee believes in linking pay with performance. In 2016, the Company used a variety of quantifiable performance metrics for the annual incentive program, which are described in more detail under “Compensation Discussion and Analysis-2016 Compensation Decisions.”

In summary, by structuring the Company’s compensation program so a considerable amount of a Named Executive Officer’s compensation is tied to the Company’s long-term success and share value, we believe we avoid creating the type of disproportionately large short-term incentives which could encourage the Named Executive Officers to take risks that are not in the Company’s long-term interests. The Company provides incentives for the Named Executive Officers to manage for long-term growth in a prudent manner.
This Compensation Discussion and Analysis includes certain discussions regarding the Company, its business and individual measures used in assessing performance. These measures are discussed in the limited context of our executive compensation program. You should not interpret them as statements of the Company’s expectations or as any form of guidance by the Company. We caution and urge you not to apply the statements or disclosures made in this Compensation Discussion and Analysis in any other context.

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Compensation Tables
Summary Compensation Table - Fiscal 2014-2016
The table below summarizes the total compensation earned by each of the Named Executive Officers during each of the three years ended December 31, 2016.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Richard J. Campo Chairman of the Board and Chief Executive Officer	2016	$517,734	—	$2,508,630	$43,133	$1,198,133	$3,000	$4,270,630
	2015	502,655	—	2,421,764	87,182	612,188	3,000	3,626,789
	2014	488,014	—	2,611,364	129,972	584,250	3,000	3,816,600
D. Keith Oden President	2016	$517,734	—	$2,508,630	$43,133	$1,198,133	$3,000	$4,270,630
	2015	502,655	—	2,421,764	87,182	612,188	3,000	3,626,789
	2014	488,014	—	2,611,364	129,972	584,250	3,000	3,816,600
H. Malcolm Stewart Chief Operating Officer	2016	$438,455	—	$1,473,232	—	$927,125	$3,000	$2,841,812
	2015	425,685	—	1,424,589	—	388,745	3,000	2,242,019
	2014	413,286	—	1,809,796	$92,229	381,300	3,000	2,699,611
William W. Sengelmann Executive Vice President- Real Estate Investments	2016	$337,653	—	$905,380	—	$678,538	$3,000	$1,924,571
	2015	327,818	—	809,111	—	334,900	3,000	1,474,829
	2014	318,270	$100,000	871,547	—	321,500	3,000	1,614,317
Alexander J. Jessett Executive Vice President- Finance, Chief Financial Officer and Treasurer	2016	$334,184	—	$861,098	—	$689,038	$3,000	$1,887,320
	2015	324,451	—	766,057	—	328,000	3,000	1,421,508
	2014	315,001	$100,000	809,746	—	315,500	3,000	1,543,247

(1)	Represents bonuses paid to Messrs. Sengelmann and Jessett in 2014 in connection with the value created by the restructuring of two discretionary investment funds.

(2)
The dollar amount reported is the aggregate grant date fair value of share awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 10 to the Company’s audited consolidated financial statements for the year ended December 31, 2016 included in its Annual Report on Form 10-K for the year ended December 31, 2016. For 2016, 2015 and 2014, the following table sets forth the portions of the annual bonuses paid in shares (both the number of shares paid and the dollar value of those shares based on the closing price for a share on the applicable payment date):

	2016 [1]		2015 [2]		2014 [3]
	Shares	Value	Shares	Value	Shares	Value
Richard J. Campo	9,043	$666,288	7,792	$579,413	8,878	$579,378
D. Keith Oden	9,043	666,288	7,792	579,413	8,878	579,378
H. Malcolm Stewart	5,065	373,189	4,364	324,507	4,972	324,473
William W. Sengelmann	4,823	355,359	4,156	309,040	4,735	309,006
Alexander J. Jessett	4,683	345,043	4,035	300,043	4,597	300,000
1 As determined by the Compensation Committee on February 18, 2016 based on achievement of performance goals established in February 2015.
2 As determined by the Compensation Committee on February 19, 2015 based on achievement of performance goals established in February 2014.
3As determined by the Compensation Committee on February 20, 2014 based on achievement of performance goals established in February 2013.

2017 Proxy Statement 35

In each case, the balance of the annual bonus for the applicable year was paid in cash in the amounts reported in note (4) below. Under SEC rules, the value of equity awards is reported as compensation for the fiscal year in which the grant date (as determined for accounting purposes) occurs, whereas cash awards are reported as compensation for the fiscal year in which the compensation is earned. As discussed above in the Compensation Discussion and Analysis, in February 2017 the Compensation Committee assessed the Company’s performance level for 2016 and determined the cash and equity awards to be granted based on that assessment. Accordingly, the cash bonuses awarded based on 2016 performance are reported in the Summary Compensation Table as compensation for 2016, while the equity grants awarded based on 2016 performance will be reported in the executive compensation tables in next year’s proxy as compensation for fiscal 2017.

(3)
Represents options granted pursuant to the exercise of “reload” options. See “Long Term Incentive Compensation” (page 30) for an explanation of “reload” options. The dollar amount reported is the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 10 to the Company’s audited consolidated financial statements for the year ended December 31, 2016 included in its Annual Report on Form 10-K for the year ended December 31, 2016.

(4)	Represents the following cash awards:

(a)	Cash awards made under the Performance Award Program, which is discussed in further detail on page 30 under the heading “Performance Award”, as follows:

	2016[1]	2015	2014
Richard J. Campo	$526,350	$168,000	$198,000
D. Keith Oden	526,350	168,000	198,000
H. Malcolm Stewart	438,625	140,000	165,000
William W. Sengelmann	307,038	98,000	115,500
Alexander J. Jessett	307,038	98,000	115,500
1 Includes a special cash dividend of $4.25 per common share.
(b)    Portions of the annual bonus paid in cash as follows:

	2016 [1]	2015 [2]	2014 [3]
Richard J. Campo	$671,783	$444,188	$386,250
D. Keith Oden	671,783	444,188	386,250
H. Malcolm Stewart	488,500	248,745	216,300
William W. Sengelmann	371,500	236,900	206,000
Alexander J. Jessett	382,000	230,000	200,000
1 As determined by the Compensation Committee on February 3, 2017 based on achievement of performance goals established in February 2016, as discussed in more detail starting on page 26 under the heading “Annual Bonus.”
2 As determined by the Compensation Committee on February 18, 2016 based on achievement of performance goals established in February 2015.
3 As determined by the Compensation Committee on February 19, 2015 based on achievement of performance goals established in February 2014.

(5)	Represents matching contributions under the Company’s 401(k) plan.

2017 Proxy Statement 36

Grants of Plan Based Awards - Fiscal 2016
The following table sets forth certain information with respect to awards granted during the year ended December 31, 2016 for each Named Executive Officer under the annual bonus, performance award and long-term compensation programs. The amounts shown in the All Other Stock Awards: Number of Shares and All Other Option Awards: Number of Securities Underlying Options columns reflect the actual share awards made in February 2016 with respect to performance in 2015. In 2016, Messrs. Campo, and Oden exercised “reload” options and received additional share awards and options as indicated below. See “Long Term Incentive Compensation” for an explanation of “reload” options (page 30).

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (2)	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum
Richard J.	2/18/16 (1)	—	$435,000	$652,500	—	—	—	n/a
Campo	2/18/16 (3)	—	—	—	20,594	—	$73.68	$1,517,366
	2/18/16 (4)	—	—	—	9,043	—	73.68	666,288
	6/23/16 (5)	—	—	—	735	—	85.05	62,512
	6/23/16 (6)	—	—	—	3,086	—	85.05	262,464
	6/23/16 (7)	—	—	—	—	6,427	85.05	43,133
D. Keith	2/18/16 (1)	—	$435,000	$652,500	—	—	—	n/a
Oden	2/18/16 (3)	—	—	—	20,594	—	$73.68	$1,517,366
	2/18/16 (4)	—	—	—	9,043	—	73.68	666,288
	6/23/16 (5)	—	—	—	735	—	85.05	62,512
	6/23/16 (6)	—	—	—	3,086	—	85.05	262,464
	6/23/16 (7)	—	—	—	—	6,427	85.05	43,133
H. Malcolm	2/18/16 (1)	—	$362,500	$543,750	—	—	—	n/a
Stewart	2/18/16 (3)	—	—	—	14,930	—	$73.68	$1,100,043
	2/18/16 (4)	—	—	—	5,065	—	73.68	373,189
William W.	2/18/16 (1)	—	$253,750	$380,625	—	—	—	n/a
Sengelmann	2/18/16 (3)	—	—	—	7,465	—	$73.68	$550,021
	2/18/16 (4)		—	—	4,823	—	73.68	355,359
Alexander J.	2/18/16 (1)	—	$253,750	$380,625	—	—	—	n/a
Jessett	2/18/16 (3)	—	—	—	7,004	—	$73.68	$516,055
	2/18/16 (4)	—	—	—	4,683	—	73.68	345,043

(1)
Reflects the target and maximum payment levels for 2016 under the performance award program, which levels were established in February 2016. The actual amounts received by the Named Executive Officers under the performance award program for 2016 are set out in the Summary Compensation Table. The Company does not use pre-set thresholds to determine awards under its annual bonus or long-term compensation programs.

(2)	The exercise or base price is equal to the closing price of the Company’s common shares on the grant date.

(3)
Granted in February 2016 under the long-term incentive program for performance in 2015 and vest in three equal annual installments beginning on February 15th following the first anniversary of the date of the grant (subject to the retirement eligibility provision as described on page 34).

(4)
Granted in February 2016 under the annual bonus program for performance in 2015 and vest 25% on date of grant and 25% on February 15th of each of the next three years (subject to the retirement eligibility provision as described on page 34).

(5)	Granted pursuant to the exercise of “reload” options. Vest 10% on the first two anniversaries of the date of grant and 80% on the third anniversary of the date of grant.

(6)	Granted pursuant to the exercise of “reload” options. Vest 10% on the first four anniversaries of the date of grant and 60% on the fifth anniversary of the date of grant.

(7)	Granted pursuant to the exercise of “reload” options. The reloaded options are fully vested on the date of grant.

2017 Proxy Statement 37

Employment Agreements
The Company has entered into an employment agreement with each of Messrs. Campo, Oden, Stewart, Sengelmann, and Jessett. The agreements with Messrs. Campo, and Oden expire on July 22, 2017. However, on July 22 of each year, the expiration date of the agreements with Messrs. Campo and Oden will automatically be extended by one additional year so as a result of such extension the then remaining term of employment will be one year. The agreements with Messrs. Stewart, Sengelmann and Jessett expire on August 20, 2017. Six months prior to expiration, unless notification of termination is given, these agreements extend for one year from the date of expiration. Pursuant to the agreements with Messrs. Campo and Oden, they each received in 2016 an annual base salary of $517,734 and pursuant to the agreements with Messrs. Stewart, Sengelmann and Jessett, they received in 2016 an annual base salary of $438,455, $337,653, and $334,184, respectively. The agreements also provide each such Named Executive Officer is eligible for annual incentive compensation and long-term compensation as determined by the Board or the Compensation Committee in its sole discretion, and to health/dental insurance, life insurance, disability insurance and similar benefits available to employees. Each employment agreement contains provisions relating to compensation payable to the respective Named Executive Officer in the event of a termination of such Named Executive Officer’s employment, which provisions are described below under “Potential Payments Upon Termination” (page 41).
Outstanding Equity Awards at Fiscal 2016 Year-End
The following table sets forth certain information with respect to the market value as of December 31, 2016 of all unexercised options and unvested share awards held by each Named Executive Officer as of December 31, 2016:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
Name	Exercisable	Unexercisable
Richard J. Campo	32,730 (1)	—	$30.06	1/28/2019	34,197		$2,874,942
	5,682	—	75.17	1/30/2018	31,430		2,642,320
	7,694	—	75.17	1/28/2019	12,899		1,084,419
	6,427	—	85.05	1/28/2019	772		64,902
	52,533	—			749		62,968
					735		61,791
					2,495		209,755
					2,647		222,533
					3,244		272,723
					3,143		264,232
					3,086		259,440
					2,447		205,719
					490		41,194
					98,334	(2)	$8,266,938

2017 Proxy Statement 38

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options		Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
Name	Exercisable		Unexercisable
D. Keith Oden	32,730	(1)	—	$30.06	1/28/2019	34,197		$2,874,942
	5,682		—	75.17	1/30/2018	31,430		2,642,320
	7,694		—	75.17	1/28/2019	12,899		1,084,419
	6,427		—	85.05	1/28/2019	772		64,902
	52,533		—			749		62,968
						735		61,791
						2,495		209,755
						2,647		222,533
						3,244		272,723
						3,143		264,232
						3,086		259,440
						2,447		205,719
						490		41,194
						98,334	(3)	$8,266,938

H. Malcolm Stewart	—		—			—	(4)	—

William W. Sengelmann	—		—			11,948		$1,004,469
						10,358		870,797
						6,880		578,401
						29,186	(5)	$2,453,667

Alexander J. Jessett	—		—			11,182		$940,070
						8,318		699,295
						6,681		561,672
						26,181	(6)	$2,201,037

(1)	Includes the reload feature. See “Long Term Incentive Compensation” at Page 30 for an explanation of “reload” options.

(2)
Mr. Campo's restricted shares are scheduled to vest as follows: 1,178 shares vested on February 6, 2017; 432 shares vested on February 10, 2017; 623 shares vested on February 14, 2017; 35,598 shares vested on February 15, 2017; 4,942 shares vested on February 16, 2017; 381 shares vest June 23, 2017; 405 shares vest February 6, 2018; 1,016 shares vest on February 10, 2018; 2,514 shares vest on February 14, 2018; 28,571 shares vest on February 15, 2018; 383 shares vest on June 23, 2018; 2,433 shares vest on February 6, 2019; 349 shares vest on February 10, 2019; 14,357 shares vest on February 15, 2019; 896 shares vest on June 23, 2019; and 4,256 shares vest on August 2, 2019.

(3)
Mr. Oden's restricted shares are scheduled to vest as follows: 1,178 shares vested on February 6, 2017; 432 shares vested on February 10, 2017; 623 shares vested on February 14, 2017; 35,598 shares vested on February 15, 2017; 4,942 shares vested on February 16, 2017; 381 shares vest June 23, 2017; 405 shares vest February 6, 2018; 1,016 shares vest on February 10, 2018; 2,514 shares vest on February 14, 2018; 28,571 shares vest on February 15, 2018; 383 shares vest on June 23, 2018; 2,433 shares vest on February 6, 2019; 349 shares vest on February 10, 2019; 14,357 shares vest on February 15, 2019; 896 shares vest on June 23, 2019; 2,095 shares vest on February 10, 2020; 309 shares vest on June 23, 2020 and 1,852 shares vest on June 23, 2021.

2017 Proxy Statement 39

(4)	Mr. Stewart's unvested share awards vested in October, 2016, the date he became Retirement Eligible.

(5)	Mr. Sengelmann's restricted shares are scheduled to vest as follows: 13,269 shares vested on February 15, 2017; 10,499 shares vest on February 15, 2018; and 5,418 shares vest on February 15, 2019.

(6)	Mr. Jessett's restricted shares are scheduled to vest as follows: 11,686 shares vested on February 15, 2017; 9,427 shares vest on February 15, 2018; and 5,068 shares vest on February 15, 2019.
Option Exercises and Shares Vested - Fiscal 2016
The following table sets forth for each Named Executive Officer certain information with respect to options exercised and share awards vested during 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise [1]	Number of Shares Acquired on Vesting	Value Realized on Vesting [2]
Richard J. Campo	61,079	$2,950,305	46,241	$3,406,254
D. Keith Oden	61,079	2,950,305	46,241	3,406,254
H. Malcolm Stewart	32,207	1,096,816	99,993	7,358,658
William W. Sengelmann	—	—	12,914	950,212
Alexander J. Jessett	—	—	11,310	832,190

1 The dollar amounts in this column for option awards are determined by multiplying (i) the number of the Company's common shares to which the exercise of the option related, by (ii) the difference between the per-share closing price of the common shares on the exercise date and the exercise price of the options.
2 The dollar amounts shown in this column for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of our common shares on the vesting date.
Non-Qualified Deferred Compensation
Effective January 1, 2005, the Compensation Committee established a deferred compensation plan for the benefit of the Company’s officers, Trust Managers and other key employees in which the participant may elect to defer cash compensation, options and/or share awards granted under the Company’s share incentive plans. A participant has a fully vested right to his or her cash deferral amounts, and deferred option and share awards vest in accordance with their respective terms.
Prior to the establishment of the Company’s deferred compensation plan in 2005, the Compensation Committee established a rabbi trust for the benefit of the Company’s officers, Trust Managers and other key employees in which, in previous years, such persons had the option to place share grants and other deferred compensation. A participant may purchase assets held by the rabbi trust at any time within 30 years from the date of vesting. The purchase price of a share is 25% of the fair value of such share on the date the share was placed in the rabbi trust. The purchase price of any other asset is 25% of the fair value of such asset on the date the asset was placed in the rabbi trust. The rabbi trust is in use only for deferrals made prior to the establishment of the Company’s deferred compensation plan in 2005.

2017 Proxy Statement 40

The following table provides certain information regarding contributions to, withdrawals from and earnings in the rabbi trust and the deferred compensation plan as of December 31, 2016:

Name	Executive Contributions in Last Fiscal Year [1]	Aggregate Earnings in Last Fiscal Year [2]	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End [3]
Richard J. Campo
Rabbi Trust	$—	$5,021,444	$(5,000,000)	$58,879,489
Deferred Compensation Plan	2,183,654	3,824,885	(14,764)	32,067,352
Total	$2,183,654	$8,846,329	$(5,014,764)	$90,946,841
D. Keith Oden
Rabbi Trust	$—	$6,540,853	$—	$73,637,946
Deferred Compensation Plan	3,109,460	3,059,815	—	34,616,380
Total	$3,109,460	9,600,668	$—	$108,254,326
H. Malcolm Stewart
Rabbi Trust	$—	$1,189,614	$—	$15,633,975
Deferred Compensation Plan	1,473,231	427,937	—	4,782,827
Total	$1,473,231	$1,617,551	$—	$20,416,802
William W. Sengelmann
Rabbi Trust	$—	$239,171	$—	$2,617,145
Deferred Compensation Plan	905,380	611,224	(602,889)	6,545,826
Total	$905,380	$850,395	$(602,889)	$9,162,971
Alexander J. Jessett
Rabbi Trust	$—	$217	$(169,366)	$—
Deferred Compensation Plan	861,098	410,364	(921,643)	4,033,304
Total	$861,098	$410,581	$(1,091,009)	$4,033,304
1 Reflects 2016 share awards the Named Executive Officer elected to defer; the grant date fair values of these awards are included in the “Stock Awards” column of the Summary Compensation Table on page 35. The Company credits to the participant’s account an amount equal to the amount designated as the participant’s deferral for the plan year as indicated in the participant’s deferral election. A participant has a fully-vested right to his cash deferral amounts, and the deferred share awards will vest in accordance with their terms.
2 Amounts deferred by the participants in 2016 are comprised of the following share awards: Messrs. Campo and Oden-$2,183,654 each; Mr. Stewart-$1,473,231; Mr. Sengelmann-$905,380; and Mr. Jessett-$861,098. The balance of the amount reported in this column for Mr. Oden represents cash compensation he elected to defer. This amount is included in the “Salary/Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 35.
Aggregate earnings in 2016 represent the net unrealized gain or loss reported by the administrator of the non-qualified deferred compensation plans, and represent the unrealized appreciation or depreciation of the Company’s shares and dividends on previously deferred share awards, salary and bonuses. The gains or losses on the deferred compensation plans do not include any Company or Named Executive Officer contributions, and are not included in the Summary Compensation Table on page 35.
3 Includes amounts to be paid to the Company by the Named Executive Officer upon withdrawals from the deferred compensation plans as follows: Mr. Campo-$7,213,644; Mr. Oden-$8,751,966; Mr. Stewart-$1,910,139; Mr. Sengelmann-$312,247; and Mr. Jessett-$0.
Potential Payments Upon Termination or Change in Control
The following summarizes the potential compensation payable to each Named Executive Officer under his employment agreement in the event of a termination of such Named Executive Officer’s employment (or, in the case of Messrs.

2017 Proxy Statement 41

Campo, Oden and Stewart, a change in control of the Company without regard to whether the executive’s employment terminates). The amounts shown assume such termination was effective as of December 31, 2016 and therefore include amounts earned through such time and are estimates of the amounts which would be paid the Named Executive Officers upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s termination. Under the employment agreements, in all events the Company is obligated to pay all salary and benefits accrued to the Named Executive Officer through and including the date of termination. Additionally, each Named Executive Officer will be entitled to receive the minimum bonus for the contract year during which the termination occurs, prorated through and including the date of termination.

		Reason For Termination/Acceleration
Name	Benefit	Without Cause (1)	Death or Disability (2)	Change in Control (With Term.) (3)	Change in Control (No Term.) (3)
Richard J.	Bonus	$1,343,565	$1,343,565	$1,343,565	$1,343,565
Campo	Severance	11,319,336	11,319,336	11,319,336	11,319,336
	Options and Awards (4)	8,266,939	8,266,939	8,266,939	8,266,939
	Tax Gross-Up Payment (5)	—	—	2,492,110	2,492,110
	Total	$20,929,840	$20,929,840	$23,421,950	$23,421,950
D. Keith Oden	Bonus	$1,343,565	$1,343,565	$1,343,565	$1,343,565
	Severance	11,319,336	11,319,336	11,319,336	11,319,336
	Options and Awards (4)	8,266,939	8,266,939	8,266,939	8,266,939
	Tax Gross-Up Payment (5)	—	—	2,492,110	2,492,110
	Total	$20,929,840	$20,929,840	$23,421,950	$23,421,950
H. Malcolm	Bonus	$977,000	$977,000	$977,000	$977,000
Stewart	Severance	438,455	1,415,455	8,576,352	8,576,352
	Options and Awards (4)	—	—	—	—
	Tax Gross-Up Payment (5)	—	—	1,896,740	1,896,740
	Total	$1,415,455	$2,392,455	$11,450,092	$11,450,092
William W.	Bonus	$743,000	$743,000	$743,000	$—
Sengelmann	Severance	337,653	1,080,653	980,462	—
	Options and Awards (4)	385,601	2,453,668	2,453,668	—
	Total	$1,466,254	$4,277,321	$4,177,130	$—
Alexander J.	Bonus	$764,000	$764,000	$764,000	$—
Jessett	Severance	334,184	1,098,184	970,391	—
	Options and Awards (4)	374,448	2,201,037	2,201,037	—
	Total	$1,472,632	$4,063,221	$3,935,428	$—

(1)	If the executive’s employment is terminated by the Company for reasons other than for cause, the Named Executive Officer will be entitled to receive:

(a)
Severance: In the case of Messrs. Stewart, Sengelmann and Jessett, one times his respective annual base salary currently in effect and, in the case of Messrs. Campo and Oden, 2.99 times the greater of his respective current annual total compensation or his average annual total compensation over the three most recent years. For these purposes, “annual total compensation” includes salary, bonuses, performance award payments and the value of long-term incentive compensation.

(b)
Benefits: Unless prohibited by the applicable provider, the Named Executive Officer will continue to receive health and welfare benefits, until the earlier of (i) the Named Executive Officer obtaining employment with another company or (ii) in the case of Messrs. Stewart, Sengelmann and Jessett the end of the employment term, and in the case of Messrs. Campo and Oden, one year after termination, in each case as if the Named Executive Officer had not been terminated.

2017 Proxy Statement 42

(c)	Vesting: Messrs. Campo and Oden will become fully vested in the unvested portion of any award made with respect to any retirement, pension, profit sharing, long-term incentive, or other similar plan.
(2) If the employment term is terminated by reason of death or disability, the Named Executive Officer will be entitled to receive within five days after the termination event:

(a)
Severance: In the case of Messrs. Stewart, Sengelmann and Jessett, one times his respective annual base salary, including targeted cash bonus, at the date on which death or disability occurs and in the case of Messrs. Campo and Oden, 2.99 times the greater of his respective current annual total compensation or his average annual total compensation over the three most recent years.

(b)	Benefits: Continuation of certain welfare benefits.

(c)
Vesting: Each executive will become fully vested in the unvested portion of any award made to the Named Executive Officer made with respect to any retirement, pension, profit sharing, long-term incentive or other similar plan.

(3)
In the case of Messrs. Campo, Oden, and Stewart, the following payout is triggered upon a change in control regardless of termination. In the case of all other Named Executive Officers, the following payout is triggered upon terminaton by the Company by reason of a change in control:

(a)
Severance: a severance payment plus a gross-up payment, if any, for excise taxes due on the payments. In the case of Messrs. Sengelmann and Jessett, the severance payment equals 2.99 times his respective average annual salary over the previous three fiscal years. In the case of Messrs. Campo, Oden and Stewart, the severance payment generally equals 2.99 times the greater of his respective current annual total compensation or his average annual total compensation over the previous three fiscal years.

(b)	Benefits: Continuation of certain welfare benefits.

(c)
Vesting: Each executive will become fully vested in the unvested portion of any award made to the Named Executive Officer made with respect to any retirement, pension, profit sharing, long-term incentive or other similar such plans.

(4)
The amounts represent the benefit of acceleration of unvested options and share awards based upon the Company’s share price as of December 31, 2016. For options, this value is calculated by multiplying the amount (if any) by which the closing price of our common shares on the last trading day of the fiscal year exceeds the exercise price of the award by the number of shares subject to the accelerated portion of the award. For share awards, this value is calculated by multiplying the closing price of our common shares on the last trading day of the fiscal year by the number of shares subject to the accelerated portion of the award.

(5)
The employment agreement for each of these Named Executive Officers provides that, if the payments and benefits received by the executive in connection with a change in control of the Company resulted in the imposition of excise taxes under Sections 280G and 4999 of the Code, the executive will be entitled to an additional payment from the Company such that the executive would receive the same amount on an after-tax basis as if the excise taxes had not applied.

2017 Proxy Statement 43

Equity Compensation Plans
The following table summarizes information, as of December 31, 2016, relating to the Company’s equity compensation plans, pursuant to which grants of options, shares and other rights to acquire shares may be granted from time to time:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	105,066	$48.27	1,057,960
Equity compensation plans not approved by security holders	—	—	—
Total	105,066	$48.27	1,057,960
Under the Company’s 2011 Share Incentive Plan, the Company may issue up to a total of approximately 9.1 million fungible units (the “Fungible Pool Limit”), which is comprised of approximately 5.8 million new fungible units plus approximately 3.3 million fungible units previously available for issuance under the Company’s 2002 Share Incentive Plan based on a 3.45 to 1.0 fungible unit-to full value award conversion ratio. Fungible units represent the baseline for the number of shares available for issuance under the Company’s 2011 Share Incentive Plan. Different types of awards are counted differently against the Fungible Pool Limit, as follows:

●
Each share issued or to be issued in connection with an award under the Company’s 2011 Share Incentive Plan, other than an option, right or other award which does not deliver the full value at grant of the underlying shares, will be counted against the Fungible Pool Limit as 3.45 fungible pool units;

●
Each share issued or to be issued under the Company’s 2011 Share Incentive Plan pursuant to an option or other award which does not deliver the full value at grant of the underlying shares and which expires more than five years from date of grant will be counted against the Fungible Pool Limit as one fungible pool unit; and

●
Each share issued or to be issued under the Company’s 2011 Share Incentive Plan pursuant to an options, right or other award which does not deliver the full value at grant of the underlying shares and which expires five years or less from the date of grant will be counted against the Fungible Pool Limit as 0.83 of a fungible pool unit.

As of December 31, 2016, approximately 3.6 million fungible units were available under the Company’s 2011 Share Incentive Plan, which results in approximately 1.1 million common shares which could be granted pursuant to full value awards based on the 3.45 to 1.0 fungible unit-to-full value award conversion ratio.

2017 Proxy Statement 44

PROPOSAL 1 - ELECTION OF TRUST MANAGERS
In addition to fulfilling the criteria described above, each nominee also brings a strong background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and Board service, executive management, education, media and technology enterprises, private equity investment, financial institutions and multifamily and related businesses. Set forth on the following pages are the conclusions reached by the Board with regard to its nominees.
There are currently twelve Trust Managers on the Board. Lewis A. Levey and F. Gardner Parker will retire from the Board effective as of the time of the 2017 annual meeting of shareholders as a result of the Company's mandatory Trust Manager retirement policy. The Nominating and Corporate Governance Committee of the Board nominated, and the Board determined to recommend, each of the other ten current Trust Managers eligible for election at the annual meeting. No nominee was selected for nomination at the 2017 annual meeting as a result of any arrangement or understanding between that nominee and any other person.
Trust managers elected at the meeting will hold office for a one-year term. Unless you withhold authority to vote for one or more nominees, the persons named as proxies intend to vote for election of the ten nominees.
All nominees have consented to serve as Trust Managers. The Board has no reason to believe any of the nominees will be unable to act as Trust Manager. However, if a Trust Manager is unable to stand for election, the Board may either reduce the size of the Board or the Nominating and Corporate Governance Committee may designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.
Set forth below are the nominees, together with their age, biographical information and directorships held at public companies during the past five years.

Richard J. Campo

Mr. Campo has been Chairman of the Board and CEO of the Company since 1993 and currently also serves as the Chair of our Executive Committee. He co-founded Camden’s predecessor companies in 1982, and prior to that worked in the finance department of Century Development Corporation. Mr. Campo holds a Bachelor’s Degree in Accounting from Oregon State University.
Mr. Campo was nominated to serve on our Board because of his extensive financial and commercial real estate experience, and his knowledge of the Company as a co-founder and longtime director. He has proven leadership ability and strong skills in corporate finance, capital markets, strategic planning, mergers and acquisitions, and other public company matters. In addition, his experience in serving as a director of other private, and not-for-profit companies has provided him with expertise in corporate governance.

Age	62
Trust Manager Since	1993
Other Current Directorships	None
Past Directorships	None in the past five years

2017 Proxy Statement 45

Heather J. Brunner

Ms. Brunner has been a Trust Manager since 2017. Ms. Brunner has been Chief Executive Officer and Chairwoman of WP Engine, Inc., a private cloud content management services company, since October 2013, and served as its Chief Operating Officer from May 2013 to October 2013. From 2008 through May 2013, she served as Chief Operating Officer of Bazaarvoice, a market leader in commerce solutions. Prior to that, Ms. Brunner served as Chief Executive Officer of Nuvo, a wholly owned subsidiary of Trilogy, and Chief Operating Officer for B-Side Entertainment, a privately funded entertainment technology company. Prior to that, she held a variety of other management roles at Coremetrics, Trilogy, Concero, Oracle and Accenture. Ms. Brunner holds a Bachelor’s Degree in International Economics from Trinity University.

Ms. Brunner was nominated to serve on our Board because of her extensive experience in technology and innovation, and her strong skills in operations and client services. She has substantial executive and leadership experience, and her roles as CEO and COO at various companies has provided her expertise in the area of corporate governance.

Age	48
Trust Manager Since	2017
Other Current Directorships	None
Past Directorships	None in the past five years

Scott S. Ingraham

Mr. Ingraham has been a Trust Manager since 1998 and currently serves on both our Audit and Nominating and Corporate Governance Committees. Mr. Ingraham is the co-owner of Zuma Capital, a firm engaged in private equity and angel investing. He was the co-founder, Chairman and CEO of Rent.com, an Internet-based residential real estate site, from 1999 until 2005 when it was sold to eBay. Mr. Ingraham previously served as the President and CEO of Oasis Residential, Inc. a public apartment REIT, working there from 1992 until the company’s merger with Camden Property Trust in 1998. Prior to 1992 he worked in the areas of real estate finance, mortgage and investment banking. Mr. Ingraham holds a Bachelor’s Degree in Business Administration from the University of Texas at Austin.
Mr. Ingraham was nominated to serve on our Board because of his extensive financial, REIT and commercial real estate knowledge. In addition, his experience in serving as both an executive and a director of other public and private companies has provided him with expertise in corporate governance.

Age	63
Trust Manager Since	1998
Other Current Directorships	Kilroy Realty, Inc. (office property REIT) RealPage, Inc. (property management software)
Past Directorships	LoopNet, Inc. (online commercial real estate services) (2006-2012)

2017 Proxy Statement 46

Renu Khator

Dr. Khator has been a Trust Manager since 2017. Dr. Khator has been Chancellor of the University of Houston System and President of the University of Houston since January 2008. Prior to that time, she was Provost and Senior Vice President of the University of South Florida from 1985 through 2007. Dr. Khator holds a Bachelor’s Degree in Liberal Arts from Kanpur University in India, a Master’s Degree in Political Science from Purdue University and a Ph.D in Political Science and Public Administration from Purdue University.

Dr. Khator was nominated to serve on our Board because of her considerable experience in education and administration. She has strong skills in communication, international relations and proven leadership ability. Her experience in serving as a director of several other governmental and private entities has provided her with expertise in corporate governance.

Age	61
Trust Manager Since	2017
Other Current Directorships	None
Past Directorships	None in the past five years

William B. McGuire, Jr.

Mr. McGuire, Jr. has been a Trust Manager since 2005 and currently serves as the Chair of our Nominating and Corporate Governance Committee. Mr. McGuire is a Private Investor. He previously served as a Founder and Co-Chairman of the Board of Directors of Summit Properties, Inc. until the company’s merger with Camden Property Trust in 2005. Mr. McGuire holds a Bachelor of Arts Degree from Davidson College and an MBA from Harvard University.
Mr. McGuire was nominated to serve on our Board because of his extensive financial and commercial real estate knowledge. He has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for directors and corporate governance professionals. He is a National Association of Corporate Directors (NACD) Board Leadership Fellow. In addition, his experience in serving as a director of other private and not-for-profit companies has provided him with expertise in corporate governance.

Age	72
Trust Manager Since	2005
Other Current Directorships	None
Past Directorships	None in the past five years

2017 Proxy Statement 47

D.Keith Oden

Mr. Oden has been President of the Company and a Trust Manager since 1993. He co-founded Camden’s predecessor companies in 1982, and prior to that served as Director of Financial Planning at Century Development Corporation, and a Management Consultant with Deloitte, Haskins and Sells. Mr. Oden holds both a Bachelor’s Degree in Business Administration and an MBA from the University of Texas at Austin.
Mr. Oden was nominated to serve on our Board because of his extensive financial and commercial real estate experience, and his knowledge of the Company as a co-founder and longtime director. He has proven leadership ability and strong skills in corporate finance, capital markets, strategic planning, mergers and acquisitions, and other public company matters. In addition, Mr. Oden is a member of the Executive Council of the Center for Real Estate Finance at the University of Texas, serving as an advisor, guest lecturer and panelist for the faculty and students pursuing their MBAs in real estate finance.

Age	60
Trust Manager Since	1993
Other Current Directorships	None
Past Directorships	None in the past five years

William F. Paulsen

Mr. Paulsen has been a Trust Manager since 2005 and currently serves as the Chair of our Compensation Committee and member of our Executive Committee. Mr. Paulsen is a Private Investor. He previously served as a Founder, CEO and Co-Chairman of the Board of Directors of Summit Properties, Inc. until the company’s merger with Camden Property Trust in 2005. Prior to Summit, he was a Director of the MBA Program at The University of North Carolina at Chapel Hill. Mr. Paulsen holds both a Bachelor’s Degree in Business Administration and an MBA from The University of North Carolina at Chapel Hill.
Mr. Paulsen was nominated to serve on our Board because of his extensive financial and commercial real estate knowledge. He has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for directors and corporate governance professionals. He is a National Association of Corporate Directors (NACD) Board Leadership Fellow. In addition, his experience in serving as both an executive and a director of other public, private, and not-for-profit companies has provided him with expertise in corporate governance.

Age	70
Trust Manager Since	2005
Other Current Directorships	None
Past Directorships	None in the past five years

2017 Proxy Statement 48

Frances Aldrich Sevilla-Sacasa

Ms. Sevilla-Sacasa has been a Trust Manager since 2011 and currently serves on our Audit Committee. Ms. Aldrich Sevilla-Sacasa is a Private Investor and was CEO of Banco Itaú International, Miami, Florida, from April 2012 to December 2016. Prior to that time, she served as Executive Advisor to the Dean of the University of Miami School of Business from August 2011 to March 2012, Interim Dean of the University of Miami School of Business from January 2011 to July 2011, President of U.S. Trust, Bank of America Private Wealth Management from July 2007 to December 2008, President and CEO of US Trust Company from early 2007 until June 2007, and President of US Trust Company from November 2005 until June 2007. She previously served in a variety of roles with Citigroup’s private banking business, including President of Latin America Private Banking, President of Europe Private Banking, and Head of International Trust Business. Ms. Sevilla-Sacasa holds a Bachelor of Arts Degree from the University of Miami and an MBA from the Thunderbird School of Global Management.
Ms. Aldrich Sevilla-Sacasa was nominated to serve on our Board because of her considerable experience in financial services, banking and wealth management. In addition, her experience as a former President and CEO of a trust and wealth management company, and as a director of other corporate and not-for-profit boards has provided her with expertise in the area of corporate governance.

Age	61
Trust Manager Since	2011
Other Current Directorships	Delaware Family of Funds (asset management firm)
Past Directorships	None in the past five years

Steven A. Webster

Mr. Webster has been a Trust Manager since 1993 and currently serves on our Compensation Committee. Mr. Webster has been Co-Managing Partner and Co-CEO of Avista Capital Partners, L.P., a private equity firm focused on investments in the energy, healthcare and other business sectors, since he co-founded the firm in 2005. From 2000 until 2005, Mr. Webster served as the Chairman of Global Energy Partners, Ltd., an affiliate of CSFB Private Equity, which made private equity investments in the energy business. From 1997 to 1999, Mr. Webster was the CEO and President of R&B Falcon Corporation, an offshore drilling contractor, and prior to that, was Chairman and CEO of Falcon Drilling Company, which he founded in 1988. Mr. Webster has been a financial intermediary since 1979 and an active investor since 1984 in the energy sector. Mr. Webster holds an MBA from Harvard University, and both a Bachelor of Science Degree in Industrial Management and an Honorary Doctorate in Management from Purdue University.
Mr. Webster was nominated to serve on our Board because of his extensive financial knowledge and executive experience, and his business leadership skills from his tenure as CEO and/or director of several publicly traded companies. He has strong skills in corporate finance, capital markets, investments, mergers and acquisitions, and complex financial transactions.

Age	65
Trust Manager Since	1993
Other Current Directorships	Carrizo Oil & Gas, Inc. (oil and gas exploration and development) ERA Group, Inc. (helicopter operations and leasing) Oceaneering International, Inc. (subsea engineering)
Past Directorships
Hi-Crush Partners, LP (proppant supplier for E&P operations) (2012-2014)
Seacor Holdings, Inc. (tanker and marine services) (2004-2013)
Geokinetics, Inc. (seismic data acquisition services) (2005-2012)
Hercules Offshore, Inc. (offshore drilling and liftboat services) (2004-2015)
Basic Energy Services, Inc. (oil and gas wellsite services) (2001-2016)

2017 Proxy Statement 49

Kelvin R. Westbrook

Mr. Westbrook has been a Trust Manager since 2008 and our Lead Independent Trust Manager since January 2017. He currently serves as Chair of our Audit Committee. Mr. Westbrook has been President and CEO of KRW Advisors, LLC, a privately-held company in the business of providing consulting and advisory services in the telecommunications, media and other industries, since 2007. Prior to that time, he served in a variety of roles at Millennium Digital Media Systems, LLC including Chairman, Chief Strategic Officer, President and CEO. He previously was President and Chairman of LEB Communications, Inc., and Executive Vice President of Charter Communications. Prior to 1993, he was a Partner in the national law firm of Paul, Hastings, Janofsky & Walker. Mr. Westbrook holds a Bachelor of Arts Degree from University of Washington and a Juris Doctor Degree from Harvard University.
Mr. Westbrook was nominated to serve on our Board because of his extensive legal, media and marketing expertise. He has strong skills in law, corporate finance, mergers and acquisitions and telecommunications, and substantial executive and leadership experience. In addition, through his service on the boards of directors and board committees of other public companies and not-for-profit entities, Mr. Westbrook has gained in-depth knowledge and expertise in the area of corporate governance.

Age	61
Trust Manager Since	2008
Other Current Directorships
Archer-Daniels Midland Company (agribusiness-crop origination and transportation)
Stifel Financial Corp. (financial services)
T-Mobile USA, Inc. (mobile telecommunications)
The Mosaic Company (agribusiness-crop nutrition)

Past Directorships	None in the past five years

Required Vote

Each nominee must be elected by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting.

The Board recommends you vote FOR each of the nominees listed above.

2017 Proxy Statement 50

AUDIT COMMITTEE INFORMATION
Deloitte served as the Company’s independent registered public accounting firm for fiscal year 2016. Representatives of Deloitte are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.
Report of the Audit Committee
The Audit Committee operates under a written charter adopted by the Board, and it is available on the Investors' section of the Company’s website at www.camdenliving.com.
The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, and each member of the Audit Committee satisfies the requirements for independence as set forth in Rule 10A-3(b)(1) of the Exchange Act and Sections 303A.02 and 303A.07(b) of the NYSE’s listing standards and each member is free from any relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.
The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting, and discussed these matters with representatives of the Company’s independent registered public accounting firm and with appropriate Company financial personnel, including the internal auditors. The Audit Committee also met privately with representatives of the independent registered public accounting firm, senior management and internal auditors, each of whom has unrestricted access to the Audit Committee. The Audit Committee appointed Deloitte as the independent registered public accounting firm for the Company after reviewing the firm’s performance and independence from management. Management has primary responsibility for the Company’s consolidated financial statements and the overall reporting process, including the Company’s system of internal controls.
The independent registered public accounting firm audited the annual consolidated financial statements prepared by management, expressed an opinion as to whether those consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States of America and discussed with the Audit Committee any issues they believed should be raised with the Audit Committee.
The Audit Committee reviewed with management and Deloitte the Company’s audited consolidated financial statements and met separately with both management and Deloitte to discuss and review those consolidated financial statements and reports prior to issuance. The Audit Committee further reviewed and discussed with both management and Deloitte the Company’s process to comply with Section 404 of the Sarbanes-Oxley Act. Management has represented, and Deloitte has expressed its opinion, to the Audit Committee the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.
The Audit Committee has discussed with Deloitte matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.
The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte such firm’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
The Audit Committee also reappointed, subject to shareholder ratification, Deloitte as the Company’s independent registered public accounting firm for 2017.

2017 Proxy Statement 51

This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference into the Company’s Annual Report on Form 10-K.
This Audit Committee report is given by the following members of the Audit Committee:
Kelvin R. Westbrook, Chair
Scott S. Ingraham
Frances Aldrich Sevilla-Sacasa
Independent Registered Accounting Firm Fees
The following summarizes the approximate aggregate fees billed to the Company for the fiscal years ended December 31, 2016 and 2015 by Deloitte, the Company’s principal independent registered public accounting firm, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte Entities”):

	Total Approximate Fees
Type of Services (a)	2016	2015
Audit Fees (b)	$1,202,100	$1,333,175
Tax Fees (c)	204,603	374,122
All Other Fees	—	—
Total (d)	$1,406,703	$1,707,297

(a)	All such services provided to the Company by the Deloitte Entities during 2016 and 2015 were pre-approved by the Audit Committee.

(b)	Fees for audit services billed in 2016 and 2015 include the following:
●    Audit of annual financial statements;
●    Audit of internal controls over financial reporting;
●    Reviews of quarterly financial statements; and
●    Issuances of comfort letters, consents and other services related to SEC matters.

(c)	Fees for tax services billed in 2016 and 2015 included tax compliance services and tax planning and advisory services.

(d)	Excludes amounts the Company reimbursed the Deloitte Entities for out-of-pocket expenses, which totaled approximately $10,000 in each of 2016 and 2015.

2017 Proxy Statement 52

Pre-Approval Policies and Procedures
The Audit Committee has developed policies and procedures concerning its pre-approval of audit and non-audit services provided to the Company by its independent registered public accounting firm. These policies and procedures provide the Audit Committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be rendered to the Company by its independent registered public accounting firm.
The independent registered public accounting firm provides the Audit Committee with a list describing the services expected to be performed by the independent registered public accounting firm, and any request for services not contemplated by this list must be submitted to the Audit Committee for specific pre-approval and the provision of such services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the Audit Committee has authorized any of the members of the Audit Committee to approve the provision by the Company’s independent registered public accounting firm of non-audit services not prohibited by law. Any such decision made by a member of the Audit Committee will be reported by such member to the full Audit Committee at its next meeting.
In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service. The Audit Committee believes providing a range of fees for a service incorporates appropriate oversight and control of the independent registered public accounting firm relationship, while permitting the Company to receive immediate assistance from the independent registered public accounting firm when time is of the essence.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Deloitte as the Company’s independent registered public accounting firm for 2017.
The proposal will be approved if it receives the affirmative vote of the majority of shares represented in person or by proxy at the meeting.

The Audit Committee, which has the sole authority to retain the Company’s independent registered public accounting firm, recommends you vote FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2017.

2017 Proxy Statement 53

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with SEC rules, shareholders are being asked to approve, on an advisory or nonbinding basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement.
As described in detail under the heading “Executive Compensation - Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate and retain executives who have the motivation, experience and skills necessary to lead the Company effectively. Under these programs, the Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals. Please read the “Compensation Discussion and Analysis” beginning on page 22 for additional details about the Company’s executive compensation programs, including information about the 2016 compensation of the Named Executive Officers.
Shareholders approved the Company’s executive compensation at the Company’s 2016 annual meeting of shareholders by an approximate 95.6% affirmative vote. The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to help ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. As a result of its review process, the Compensation Committee:

●
provides a significant portion of each executive’s compensation as variable compensation through a combination of cash bonuses and equity-based grants awarded based on achievement of preestablished performance goals; and

●
generally provides more than half of total compensation in the form of long-term equity-based awards to more closely align the interests of the Company’s executives with those of its shareholders and to maximize retention through multi-year vesting schedules.

In addition, we are committed to good corporate governance to promote the long-term interests of shareholders. We have an independent Compensation Committee that has retained an independent compensation consultant, and we have adopted anti-hedging and clawback policies and share ownership guidelines for our Named Executive Officers.
The Company is asking shareholders to indicate their support for its Named Executive Officer compensation program as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company will ask its shareholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosure.”
This vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board, and will not be construed as overruling a decision by, or creating or implying an additional duty for, the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Company will consider shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Company currently conducts annual advisory votes on executive compensation, and expects to conduct the next advisory vote at the Company’s 2018 annual meeting of shareholders.
The proposal will be approved if it receives the affirmative vote of a majority of shares represented in person or by proxy at the meeting.

The Board recommends you vote FOR approval of the advisory vote on executive compensation.

2017 Proxy Statement 54

PROPOSAL 4 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION

As described in Proposal 3 above, the shareholders are being provided the opportunity to cast an advisory vote on the compensation of the Company’s Named Executive Officers (referred to as a “say-on-pay” vote).
This Proposal 4 affords shareholders the opportunity to cast an advisory vote on how often the Company should include an advisory vote on executive compensation in its proxy materials for future annual meetings of shareholders (or special shareholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal 4, shareholders may vote to have future advisory votes on executive compensation every year, every two years or every three years. Shareholders had the opportunity to cast this advisory vote (referred to as a “say-on-frequency” vote) at the 2011 annual meeting and voted to hold a say-on-pay vote every year (as opposed to every two or three years). Under SEC rules, the Company is required to hold a new say-on-frequency vote at least every six years.
The Company believes that advisory votes on executive compensation should be conducted every year so that shareholders may annually express their views on the Company’s executive compensation program. The Compensation Committee, which administers the Company’s executive compensation program, values the opinions expressed by shareholders in these advisory votes on executive compensation and will consider the outcome of these votes in making its decisions on executive compensation.
This proposal is advisory only and will not be binding on the Company, the Board or the Compensation Committee. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on executive compensation on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to the Company’s executive compensation program.
In voting on this proposal, shareholders will be able to indicate their preference regarding the frequency of future advisory votes on executive compensation by specifying a choice of one year, two years or three years. Shareholders that do not have a preference regarding the frequency of future advisory votes on executive compensation should abstain from voting on the proposal. Shareholders will not be voting to approve or disapprove the recommendation of the Board.

The Board recommends that you vote to hold future advisory votes on executive compensation every ONE YEAR (as opposed to every two years or every three years).

2017 Proxy Statement 55

INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

Available Information
The Company uses its website as a channel of distribution for Company information, and the Company’s website address is www.camdenliving.com. The Company makes available free of charge in the Investors' section of its website its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other reports the Company files with or furnishes to the SEC under the Exchange Act, including proxy statements and reports filed by officers and Trust Managers under Section 16(a) of the Exchange Act. The Company also makes available in the Investors' section of its website under “Corporate Governance” its Code of Business Conduct and Ethics, Guidelines on Governance, Code of Ethical Conduct for Senior Financial Officers and the charters of its Audit, Compensation, and Nominating and Corporate Governance Committees and each is available in print, without charge, to any shareholder requesting a paper copy of the documents by contacting Investor Relations at the Company’s address set forth on page 1.

Shares Outstanding

All shareholders of record on the close of business on March 15, 2017 are entitled to vote at the annual meeting. On March 15, 2017, the Company had 90,590,980 common shares outstanding; of this amount, 2,961,214 common shares were held in the Company’s deferred benefit plans and are not entitled to vote. Each voting share is entitled to one vote.
Availability of Proxy Materials

The Company is pleased to continue to take advantage of the SEC rule which allows companies to furnish proxy materials to their shareholders over the Internet. As a result, the Company has mailed to most of its shareholders a Notice of Availability of Proxy Materials instead of a printed copy of all of the proxy materials. The Notice of Availability of Proxy Materials you received provides instructions on how to access and review the Company’s proxy materials, submit your vote on the Internet and request a printed copy of the Company’s proxy materials. The Company believes this process of sending you the Notice of Availability of Proxy Materials reduces the environmental impact of printing and distributing hard copy materials and lowers the cost of printing and distribution.
If you previously requested printed copies of the proxy materials, the Company has provided you with printed copies of the proxy materials instead of the Notice of Availability of Proxy Materials. If you would like to reduce the environmental impact and the costs the Company incurs in mailing proxy materials, you may elect to receive all future proxy materials electronically via the Internet. To request electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card for electronic delivery of future proxy materials.
The Company’s annual report is being made available to all shareholders entitled to receive notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and should not be considered proxy solicitation material.
Voting

If on the record date your shares were registered directly in your name with the Company’s transfer agent, you are a “shareholder of record.” As a shareholder of record, you may vote in person at the annual meeting or by proxy. To vote by proxy, sign and return the proxy card or submit your proxy via the Internet or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card. Voting by proxy does not affect your right to vote in person at the annual meeting. Whether or not you plan to attend the meeting, the Company urges you to vote by proxy.
If on the record date your shares were held through a broker, bank or other agent and not in your name, then you are a “beneficial owner.” If you are a beneficial owner, your shares are held in street name, as is the case for most of the Company’s shareholders. As a beneficial owner, you should have received a voting instruction form with the voting instructions from the organization holding your account, rather than from the Company, and you have the right to direct how the shares in your account are to be voted. Please complete and mail the voting instruction form as instructed to ensure your vote is counted.

2017 Proxy Statement 56

Alternatively, you may vote by telephone or over the Internet if permitted by your bank, broker or other agent by following the instructions provided in the Notice of Availability of Proxy Materials or voting instruction form. As a beneficial owner, you are also invited to attend the annual meeting. However, since you are not a shareholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your bank, broker or other agent. Follow the instructions from your broker, bank or other agent included with the proxy materials, or contact your bank, broker or other agent to request such form of proxy.
You may vote “For” all of the nominees for Trust Manager or you may “Withhold” your vote for any nominee you specify. You may vote “For” or “Against,” or “Abstain” from voting, for the ratification of Deloitte as the Company’s independent registered public accounting firm for 2017 and on the advisory vote on executive compensation.
If you indicate a choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated.
If you are a shareholder of record and you return a signed proxy card but do not indicate how you wish to vote, the shares will be voted for all of the nominees for Trust Manager, for ratification of Deloitte as the Company’s independent registered accounting firm for 2017 and for approval of the advisory vote on executive compensation. If you do not sign a proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.
If you are a beneficial owner and the organization holding your account does not receive instructions from you as to how to vote those shares, under the rules of the NYSE, that organization may exercise discretionary authority to vote on routine proposals (such as the proposal to ratify the selection of Deloitte as the Company’s independent registered public accounting firm) but may not vote on non-routine proposals (such as the other matters). As a beneficial owner, you will not be deemed to have voted on such non-routine proposals. The shares which cannot be voted by banks, brokers or other agents on non-routine matters are called broker non-votes. Broker non-votes will be deemed present at the annual meeting for purposes of determining whether a quorum exists for the annual meeting. Broker non-votes will make a quorum more readily obtainable, but will not be counted as votes cast.
For election of Trust Managers, abstentions and broker non-votes will not affect the vote outcome. For ratification of the appointment of the Company’s independent registered accounting firm, an abstention will have the same effect as an “Against” vote, and as this is a routine matter, there will not be any broker non-votes. For approval of the advisory vote on executive compensation, an abstention will have the same effect as an “Against” vote, but a broker non-vote will not affect the vote outcome.
Revoking a Proxy

If you are a shareholder of record, you may revoke your proxy at any time before the annual meeting by delivering a written notice of revocation or a duly executed proxy card bearing a later date to the Company’s principal executive offices at 11 Greenway Plaza, Suite 2400, Houston, Texas 77046, Attention: Corporate Secretary. Such notice or later dated proxy must be received by the Company prior to the annual meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person.
If you are a beneficial owner, please contact your broker, bank or other agent for instructions on how to revoke your proxy.
Quorum

The Company needs a quorum of shareholders to hold its annual meeting. A quorum exists when at least a majority of the Company’s outstanding shares entitled to vote on the record date are represented at the annual meeting either in person or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the annual meeting. Shareholders who vote “Abstain” on any proposal and discretionary votes by brokers, banks and related agents on the routine proposal to ratify the appointment of the Company’s independent registered accounting firm will be counted towards the quorum requirement.

2017 Proxy Statement 57

Proxy Solicitation Costs

The Company will pay all of the costs of soliciting proxies. Some of the Company’s Trust Managers, officers and other employees may solicit proxies personally or by telephone, mail, facsimile or other electronic means of communication. They will not be specially compensated for these solicitation activities. The Company does not expect to pay any fees for the solicitation of proxies, but may pay brokerage firms and other custodians for their reasonable expenses for forwarding solicitation materials to the beneficial owners of shares.
Householding

The SEC has adopted rules which permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or Notice of Availability of Proxy Materials addressed to those shareholders. A number of brokers with account holders who are shareholders of the Company “household” the Company’s proxy materials in this manner. If you have received notice from your broker it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Availability of Proxy Materials, please notify your broker and the Company’s Investor Relations department in writing at 11 Greenway Plaza, Suite 2400, Houston, Texas 77046 or by telephone at (800) 922-6336 or (713) 354-2787. If you currently receive multiple copies of the Notice of Availability of Proxy Materials or proxy statement at your address and would like to request householding of your communications, please contact your broker.
Other Business

The Company does not know of any matter to be presented or acted upon at the meeting, other than the proposals described in this proxy statement. If any other matter is presented at the meeting on which a vote may be properly taken, the shares represented by proxies will be voted in accordance with the judgment of the persons named as proxies on the proxy card or voting instruction form.
Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during or with respect to 2016, we believe all SEC filing requirements applicable to Trust Managers, officers and beneficial owners of more than 10% of the Company’s common shares were complied with in 2016, except Mr. Campo had a late Form 5 filing reflecting two gifts in the aggregate of 2,439 common shares.
Certain Relationships and Related Transactions

The Company is not a party to any transaction with executive officers or Trust Managers which is required to be disclosed under Item 404(a) of Regulation S-K, except as described below. In addition, the Company has not made any contributions to any tax exempt organization in which any independent Trust Manager serves as an executive officer within the preceding three years which, for in any single fiscal year, exceeded the greater of $1 million or 2%, of such tax exempt organization’s consolidated gross revenues.
Prior to the merger of the Company with Summit Properties, Inc. (“Summit”) in 2005, Summit entered into an amended and restated employment agreement with William F. Paulsen, who is a Trust Manager. The Company assumed this agreement as a result of the merger with Summit and subsequently entered into a separation agreement with Mr. Paulsen, which was effective as of the effective time of the merger with Summit on February 28, 2005. Pursuant to the separation agreement, as of the effective time of the merger, Mr. Paulsen resigned as an officer and director of Summit and all entities related to Summit, and the employment agreement between Summit and Mr. Paulsen was terminated. Also pursuant to the separation agreement, Mr. Paulsen continues to receive health benefits at a cost comparable to those paid by similarly situated employees, secretarial and computer-related services, and office facilities for the remainder of his life, which payments totaled $142,612 in 2016.

2017 Proxy Statement 58

SHAREHOLDER PROPOSALS
The Company must receive any shareholder proposal intended for inclusion in the proxy materials for the annual meeting to be held in 2018 no later than December 31, 2017. A shareholder may also nominate Trust Managers before the next annual meeting by submitting the nomination to the Company as described under “Shareholder Nominees” on page 12.

2017 Proxy Statement 59

***EXERCISE YOUR RIGHT TO VOTE ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on May 12, 2017

Meeting Information
CAMDEN PROPERTY TRUST	Meeting Type: For holders as of: Date: Time: Location:	Annual Meeting March 15, 2017 May 12, 2017 9:00 AM CDT Camden Property Trust 11 Greenway Plaza, 25th Floor Houston, Texas 77046

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

BEFORE YOU VOTE - How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:	1. ANNUAL REPORT 2. NOTICE & PROXY STATEMENT 3. FORM 10-K
How to View Online:	Have the information that is printed in the box marked by the arrow à xxxx xxxx xxxx xxxx (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow à
xxxx xxxx xxxx xxxx (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 25, 2017 to facilitate timely delivery.

HOW TO VOTE - Please Choose One of the Following Voting Methods

Vote In Person:
If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet:
To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow à xxxx xxxx xxxx xxxx (located on the following page) available and follow the instructions.

Vote By Mail:	You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting Items

The Board of Trust Managers recommends you vote FOR the following:

1.	Election of Trust Managers

Nominees
01) Richard J. Campo
02) Heather J. Brunner
03) Scott S. Ingraham
04) Renu Khator
05) William B. McGuire, Jr.
06) D. Keith Oden
07) William F. Paulsen
08) Frances Aldrich Sevilla-Sacasa
09) Steven A. Webster
10) Kelvin R. Westbrook

The Board of Trust Managers recommends you vote FOR the following proposals:

2.	Ratification of Deloitte & Touche LLP as the independent registered public accounting firm.

3.	Approval, by an advisory vote, of executive compensation.

The Board of Trust Managers recommends you vote FOR an annual advisory vote on executive compensation.

4.	Approval, by an advisory vote, on the frequency of future advisory votes on executive compensation.

***EXERCISE YOUR RIGHT TO VOTE ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on May 12, 2017

Meeting Information
CAMDEN PROPERTY TRUST	Meeting Type: For holders as of: Date: Time: Location:	Annual Meeting March 15, 2017 May 12, 2017 9:00 AM CDT Camden Property Trust 11 Greenway Plaza, 25th Floor Houston, Texas 77046

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

BEFORE YOU VOTE - How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:	1. ANNUAL REPORT 2. NOTICE & PROXY STATEMENT 3. FORM 10-K
How to View Online:	Have the information that is printed in the box marked by the arrow à xxxx xxxx xxxx xxxx (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow à
xxxx xxxx xxxx xxxx (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 25, 2017 to facilitate timely delivery.

HOW TO VOTE - Please Choose One of the Following Voting Methods

Vote In Person:
Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet:
To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow à xxxx xxxx xxxx xxxx (located on the following page) available and follow the instructions.

Vote By Mail:	You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Trust Managers recommends you vote FOR the following:

1.	Election of Trust Managers

Nominees
01) Richard J. Campo
02) Heather J. Brunner
03) Scott S. Ingraham
04) Renu Khator
05) William B. McGuire, Jr.
06) D. Keith Oden
07) William F. Paulsen
08) Frances Aldrich Sevilla-Sacasa
09) Steven A. Webster
10) Kelvin R. Westbrook

The Board of Trust Managers recommends you vote FOR the following proposals:

2.	Ratification of Deloitte & Touche LLP as the independent registered public accounting firm.

3.	Approval, by an advisory vote, of executive compensation.

The Board of Trust Managers recommends you vote FOR an annual advisory vote on executive compensation.

4.	Approval, by an advisory vote, on the frequency of future advisory votes on executive compensation.

Note: This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposals 2 and 3 and FOR an annual advisory vote on executive compensation for Proposal 4.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, and Form 10-K are available at www.proxyvote.com.

CAMDEN PROPERTY TRUST
FORM OF PROXY FOR ANNUAL MEETING
TO BE HELD MAY 12, 2017

This proxy is solicited on behalf of the Board of Trust Managers.
The undersigned hereby appoints Richard J. Campo, D. Keith Oden and Alexander J. Jessett, or any of them, proxies of the undersigned, with full powers of substitution, to vote all of the common shares of beneficial interest of Camden Property Trust the undersigned is entitled to vote at the Annual Meeting to be held on May 12, 2017 and at any adjournment thereof, and authorizes and instructs said proxies to vote as set forth on the reverse side.
The Board of Trust Managers recommends you vote FOR each of the nominees for Trust Manager, FOR approval, on an advisory basis, of the compensation of our named executive officers and FOR approval, on an advisory basis, of an annual advisory vote on executive compensation. The Audit Committee, which has the sole authority to retain our independent registered public accounting firm, recommends you vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2017.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
IMPORTANT - This Proxy must be signed and dated on the reverse side.

Camden Property Trust 11 Greenway Plaza, Suite 2400 Houston, TX 77046 Attn: Kimberly Callahan
VOTE BY INTERNET - www. proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CAMDEN PROPERTY TRUST	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Trust Managers recommends you vote FOR the following: 1.Election of Trust Managers	☐	☐	☐	______________________________________
Nominees
01) Richard J. Campo 02) Heather J. Brunner 03) Scott S. Ingraham 04) Renu Khator 05) William B. McGuire, Jr.	06) D. Keith Oden 07) William F. Paulsen 08) Frances Aldrich Sevilla-Sacasa 09) Steven A. Webster 10) Kelvin R. Westbrook
The Board of Trust Managers recommends you vote FOR the following proposals:	For	Against	Abstain
2.Ratification of Deloitte & Touche LLP as the independent registered public accounting firm.	☐	☐	☐
3.Approval, by an advisory vote, of executive compensation.	☐	☐	☐
The Board of Trust Managers recommends you vote FOR an annual advisory vote on executive compensation.
4.Approval, by an advisory vote, on the frequency of future advisory votes on executive compensation.	1 Year ☐	2 Years ☐	3 Years ☐	Abstain ☐
NOTE: This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposals 2 and 3 and FOR an annual advisory vote on executive compensation for Proposal 4.

Please sign exactly as your name(s) appear(s) herein. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date